                                                                     Exhibit 1



                            STOCK PURCHASE AGREEMENT


                                     among:


                              CERPROBE CORPORATION,
                             a Delaware corporation;


                             OZ TECHNOLOGIES, INC.,
                            a California corporation;


                                       and


      NASSER BARABI, IRAJ BARABI, ALI BUSHEHRI, INDIVIDUALLY AND AS TRUSTEE FOR THE ALI AND NASSRIN BUSHEHRI TRUST, AND AHMAD BARABI, INDIVIDUALLY
              AND AS TRUSTEE FOR THE AHMAD AND ZAKIEH BARABI TRUST



                          Dated as of December 3, 1999

                               TABLE OF CONTENTS

                                                                             PAGE
Section 1.   Sale and Purchase of Shares; Related Transactions ......          1
   1.1       Sale and Purchase of Shares ............................          1
   1.2       Purchase Price .........................................          1
   1.3       Closing ................................................          2

Section 2.   Representations and Warranties of the Company and the
             Selling Stockholders ...................................          4
   2.1       Due Organization; Subsidiaries, Etc ....................          4
   2.2       Certificate of Incorporation and Bylaws; Records .......          5
   2.3       Capitalization, Etc ....................................          5
   2.4       Financial Statements ...................................          6
   2.5       Absence of Changes .....................................          6
   2.6       Title to Assets ........................................          8
   2.7       Bank Accounts; Receivables .............................          8
   2.8       Equipment; Leasehold ...................................          9
   2.9       Proprietary Assets .....................................          9
   2.10      Contracts ..............................................         12
   2.11      Liabilities; Fees, Costs and Expenses ..................         14
   2.12      Compliance with Legal Requirements .....................         15
   2.13      Governmental Authorizations ............................         15
   2.14      Tax Matters ............................................         15
   2.15      Employee and Labor Matters; Benefit Plans ..............         16
   2.16      Environmental Matters ..................................         19
   2.17      Insurance ..............................................         19
   2.18      Related Party Transactions .............................         20
   2.19      Legal Proceedings; Orders ..............................         20
   2.20      Authority; Binding Nature of Agreement .................         21
   2.21      Non-Contravention; Consents ............................         21
   2.22      Customers ..............................................         22
   2.23      Product Development ....................................         23
   2.24      Company Projections ....................................         23
   2.25      Full Disclosure ........................................         23



                                       i.

                               TABLE OF CONTENTS

                                                                             PAGE
   2.26    Sale of Products; Performance of Services ................         23
   2.27    Certain Business Practices ...............................         24
   2.28    Selling Stockholders and Trusts ..........................         24

Section 3. Representations and Warranties of Purchaser ..............         26
   3.1     Acquisition of Shares ....................................         26
   3.2     Organization, Standing and Power .........................         26
   3.3     Authority; Binding Nature of Agreement ...................         26
   3.4     Non-Contravention; Consents ..............................         26
   3.5     Valid Issuance ...........................................         27
   3.6     SEC Filings; Financial Statements ........................         27
   3.7     Hart-Scott-Rodino Compliance .............................         27

Section 4. Pre-Closing Covenants ....................................         27
   4.1     Access and Investigation .................................         27
   4.2     Operation of the Business of the Acquired Corporations ...         27
   4.3     Notification; Updates to Disclosure Schedule .............         29
   4.4     No Negotiation ...........................................         30
   4.5     Payment of Indebtedness by Related Parties ...............         31
   4.6     Confidentiality ..........................................         31

Section 5. Additional Covenants of the Parties ......................         32
   5.1     Filings and Consents .....................................         32
   5.2     Best Efforts .............................................         32
   5.3     Termination of Agreements ................................         32
   5.4     Treatment of Company's Employee Benefit Plans ............         32
   5.5     Best Efforts to Release Guarantees; Indemnification
           Agreement ................................................         33
   5.6     Registration Requirements ...................................      33
   5.7     Registration Statement Indemnification ......................      35
   5.8     Transfer of Aggregate Purchaser Shares After Registration ...      37
   5.9     Additional Selling Stockholder Information Covenants ........      37
   5.10    Termination of Registration Rights ..........................      38
   5.11    Certain Provisions Relating to the Real Property Note .......      38
   5.12    Mortgage of the Real Property ...............................      38




                                      ii.

                               TABLE OF CONTENTS

                                                                                         PAGE
   5.13    Certain Provisions Relating to the Software Agreements ..................       39

SECTION 6. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE .................       39
   6.1     Accuracy of Representations .............................................       39
   6.2     Performance of Covenants ................................................       40
   6.3     Consents ................................................................       40
   6.4     No Adverse Change .......................................................       40
   6.5     Additional Documents ....................................................       40
   6.6     No Legal Proceedings ....................................................       41
   6.7     No Claim Regarding Stock Ownership or Sale Proceeds .....................       41
   6.8     No Prohibition ..........................................................       41

SECTION 7. CONDITIONS PRECEDENT TO SELLING STOCKHOLDERS' AND
           TRUSTS' OBLIGATIONS TO CLOSE ............................................       42
   7.1     Accuracy of Representations .............................................       42
   7.2     Performance of Covenants ................................................       42
   7.3     Purchaser's Performance .................................................       42
   7.4     No Injunction ...........................................................       42
   7.5     Release of Guarantees ...................................................       42
   7.6     Additional Documents ....................................................       42

SECTION 8. TERMINATION .............................................................       43
   8.1     Termination Events ......................................................       43
   8.2     Termination Procedures ..................................................       44
   8.3     Effect of Termination ...................................................       44
   8.4     Exclusivity of Termination Rights .......................................       44
   8.5     Audit Fees and Expenses .................................................       44

SECTION 9. INDEMNIFICATION, ETC. ...................................................       45
   9.1     Survival of Representations, Etc. .......................................       45
   9.2     Indemnification by Selling Stockholders .................................       45
   9.3     Threshold ...............................................................       47
   9.4     Right of Offset of Indemnification Claims; Aggregate Liability
           of Selling Stockholders .................................................       47
   9.5     No Contribution .........................................................       48
   9.6     Defense of Third Party Claims ...........................................       48




                                      iii.

                               TABLE OF CONTENTS

                                                                                         PAGE
   9.7       Exercise of Remedies by Indemnitees Other Than Purchaser ................     49
   9.8       Insurance Proceeds ......................................................     49
   9.9       Exclusive Remedy ........................................................     49
   9.10      Note to be Held as Security .............................................     50
   9.11      Administration of Note By the Agent .....................................     50

SECTION 10.  MISCELLANEOUS PROVISIONS ................................................     52
   10.1      Joint and Several Liability .............................................     52
   10.2      Selling Stockholders' Agent .............................................     53
   10.3      Further Assurances ......................................................     54
   10.4      Fees and Expenses .......................................................     54
   10.5      Attorneys' Fees .........................................................     55
   10.6      Notices .................................................................     55
   10.7      Publicity ...............................................................     57
   10.8      Time of the Essence .....................................................     57
   10.9      Headings ................................................................     57
   10.10     Counterparts ............................................................     57
   10.11     Governing Law; Venue ....................................................     57
   10.12     Successors and Assigns ..................................................     58
   10.13     Remedies Cumulative; Specific Performance ...............................     59
   10.14     Waiver ..................................................................     59
   10.15     Amendments ..............................................................     60
   10.16     Severability ............................................................     60
   10.17     Parties in Interest .....................................................     60
   10.18     Entire Agreement ........................................................     60
   10.19   Construction ............................................................       60


                                      iv.

                               TABLE OF CONTENTS


                                    EXHIBITS

                                                                                   PAGE
Exhibit A:   Certain Definitions
Exhibit B:   Form of Employment Agreement
Exhibit C:   Form of General Release
Exhibit D:   Form of Spousal Consent
Exhibit E:   Form of Non Competition Agreement
Exhibit F:   Form of Substitute Form W-8
Exhibit G:   Form of Legal Opinion of Ferrari, Olsen, Ottoboni & Bebb, LLP
Exhibit H:   Form of Note
Exhibit I:   Form of Registration Statement Questionnaire
Exhibit J:   Intentionally Omitted
Exhibit K:   Form of Amended Company Lease
Exhibit L:   Form of Notice of Non Real Property Holding Corporation Status
Exhibit M:   Form of Consulting Agreement
Exhibit N:   Section 5.6(b) Illustration
Exhibit O:   Form of Real Property Note



                                       V.

                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT is entered into as of December 3, 1999, by and among CERPROBE CORPORATION, a Delaware corporation (the "Purchaser"), OZ TECHNOLOGIES, INC., a California corporation (the "Company"), and the following parties: NASSER BARABI, IRAJ BARABI, ALI BUSHEHRI, AHMAD BARABI (each, a "Selling Stockholder," and, collectively, the "Selling Stockholders"; Nasser Barabi and Iraj Barabi are referred to together in this Agreement as the "Non-Trust Selling Stockholders," and Ali Bushehri and Ahmad Barabi are referred to together in this Agreement as the "Trust Selling Stockholders"), ALI BUSHEHRI, as trustee (the "Bushehri Trustee") for the ALI AND NASSRIN BUSHEHRI TRUST, a trust established under the laws of the State of California (the "Bushehri Trust"), and AHMAD BARABI, as trustee (the "Barabi Trustee"; each of the Bushehri Trustee and the Barabi Trustee are referred to in this Agreement as a "Trustee" and together as the "Trustees") for the AHMAD AND ZAKIEH BARABI TRUST, a trust established under the laws of the State of California (the "Barabi Trust"; each of the Bushehri Trust and the Barabi Trust are referred to in this Agreement as a "Trust" and together as the "Trusts"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

      A. The Non-Trust Selling Stockholders and the Trusts hold 100,000 shares (the "Shares") of the common stock of the Company, no par value per share (the "Company Common Stock"), which constitute all of the outstanding capital stock of the Company. There are no outstanding stock options, warrants or other rights or commitments that could require the Company to issue any additional shares of its capital stock.

      B. The Non-Trust Selling Stockholders and the Trusts wish to sell the Shares to the Purchaser on the terms set forth in this Agreement.


                                    AGREEMENT

      The Purchaser, the Company, the Selling Stockholders and the Trustees acting on behalf of their respective Trusts, intending to be legally bound, agree as follows:

SECTION 1. SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

      1.1 SALE AND PURCHASE OF SHARES. At the Closing, the Non-Trust Selling Stockholders and the Trustees on behalf of their respective Trusts shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Non-Trust Selling Stockholders and the Trusts, on the terms and subject to the conditions set forth in this Agreement.

      1.2 PURCHASE PRICE. The purchase price payable by the Purchaser for all of the Shares (the "Aggregate Share Purchase Price") shall consist of the following:


                                       1.

            (a) cash in the amount of $19,000,000, less the total amount of all loan and interest and other loan-related payments, fees, costs and expenses set forth in Part 1.2(a), Part 2.11(b) and Part 2.11(c) of the Disclosure Schedule (but not including the Aggregate Accounting Fees to the extent that the Aggregate Accounting Fees exceed $40,000) (the "Cash Amount");

            (b) 1,500,000 shares (the "Aggregate Purchaser Shares") of common stock of the Purchaser, $0.05 par value per share (the "Purchaser Common Stock");

            (c) a note (the "Note") from the Purchaser to the Agent in the form of Exhibit H having an initial principal amount equal to the Initial Note Amount; and

            (d) a note (the "Real Property Note") from the Purchaser to the Agent in the form of Exhibit O having an initial principal amount equal to $2,800,000.

The Aggregate Share Purchase Price shall be paid (in the case of the Cash Amount) and delivered (in the case of the Aggregate Purchaser Shares, the Note and the Real Property Note) by the Purchaser to either the Agent or the Selling Stockholders and the Trustees on behalf of the Trusts at the Closing. In addition, on behalf of the Selling Stockholders, the Purchaser shall pay the fees, costs and expenses set forth in Part 2.11(b) and Part 2.11(c) of the Disclosure Schedule at the Closing. If the Agent receives the Cash Amount at the Closing, the Agent shall distribute the Cash Amount to the Non-Trust Selling Stockholders and the Trusts pro rata in proportion to their ownership percentage (the "Applicable Share Ownership Percentage") in the Shares as determined from
Section 2.28(f) herein. The Aggregate Purchaser Shares to be delivered by the Purchaser at the Closing shall be registered in the names of the Non-Trust Selling Stockholders and the Trusts pro rata in proportion to their Applicable Share Ownership Percentage; provided, however that the Purchaser shall only deliver stock certificates representing whole shares of Purchaser Common Stock at the Closing, and, in lieu of any fractional shares to which any Non-Trust Selling Stockholder or Trust would otherwise be entitled, the Purchaser shall pay to such Non-Trust Selling Stockholder or Trust an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying the Average Purchaser Common Stock Closing Price by the fraction of a share of Purchaser Common Stock that would otherwise be deliverable to such Non-Trust Selling Stockholder or Trust. The Agent shall distribute the proceeds of the Note and the Real Property Note to the Non-Trust Selling Stockholders and the Trusts pro rata in proportion to their Applicable Share Ownership Percentage.

      1.3 CLOSING.

            (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. (California time) on December 3, 1999 (or at such other place or time as the Purchaser and the Agent may jointly designate). For purposes of this Agreement: "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" shall mean the time and date as of which the Closing actually takes place.


                                       2.

            (b) At the Closing:

                  (i) the Non-Trust Selling Stockholders and the Trustees on behalf of their respective Trusts shall deliver to the Purchaser the stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), and the Purchaser shall pay (in the case of the Cash Amount) and deliver (in the case of the Aggregate Purchaser Shares, the Note and the Real Property Note) the Aggregate Share Purchase Price to the Agent as contemplated by Section 1.2;

                  (ii) the Purchaser and each of the Non-Trust Selling Stockholders shall execute and deliver an Employment Agreement in the form of Exhibit B;

                  (iii) the Selling Stockholders shall execute and deliver to the Purchaser and the Company a General Release in the form of Exhibit C;

                  (iv) each Selling Stockholder (or the Agent on behalf of the Selling Stockholders) shall execute and deliver to the Purchaser a Selling Stockholder Compliance Certificate;

                  (v) the Chief Executive Officer and the Chief Financial Officer of the Company (prior to their resignations as contemplated by clause
(x) below) shall execute and deliver to the Purchaser a Company Compliance Certificate;

                  (vi) the Selling Stockholders shall deliver duly executed spousal consents in the form of Exhibit D (the "Spousal Consents") from their respective spouses;

                  (vii) the Selling Stockholders shall deliver releases satisfactory to the Purchaser of all guarantees by any Acquired Corporation of any indebtedness of any Related Party;

                  (viii) the Selling Stockholders shall each execute and deliver to the Purchaser and the Company a Non Competition Agreement in the form of Exhibit F;

                  (ix) each of the Non-Trust Selling Stockholders shall execute and deliver a Substitute Form W-8 in the form of Exhibit G;

                  (x) the Existing Directors and Officers shall resign from their positions and deliver letters of resignation to the Purchaser;

                  (xi) the Company and The B IV Group shall execute the Amended Company Lease in the form of Exhibit K;

                  (xii) the Chief Executive Officer or the Chief Financial Officer of the Company (prior to their resignations as contemplated by clause
(x) above) shall execute and deliver to the Purchaser a Notice of Non Real Property Holding Corporation Status in the form of Exhibit L;

                  (xiii) intentionally omitted;


                                       3.

                  (xiv) the Company and the Selling Stockholders shall deliver evidence satisfactory to the Purchaser of the payment in full and discharge of all indebtedness and other liabilities of all Related Parties to the Acquired Corporations, which evidence shall include checks payable to the Company from applicable Related Parties that are dated the Closing Date; and

                  (xv) the Purchaser and Ali Bushehri shall execute and deliver a Consulting Agreement in the form of Exhibit M.

      SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company and each of the Selling Stockholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

      2.1 DUE ORGANIZATION; SUBSIDIARIES, ETC.

            (a) The Company has no Subsidiaries, except for the Entities identified as Subsidiaries in Part 2.1 of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1 of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1 of the Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has guaranteed or become responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest. Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Acquired Corporation Contracts.

            (b) Except as set forth in Part 2.1 of the Disclosure Schedule, none of the Acquired Corporations has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Oz Technologies, Inc.," "Oz Tek," "Triple S Engineering" and "TSE."

            (c) Each Acquired Corporation is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part
2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Acquired Corporations. Each Acquired Corporation is in good standing as a foreign corporation in each of the jurisdictions identified with respect to it in Part 2.1 of the Disclosure Schedule.

            (d) Part 2.1 of the Disclosure Schedule accurately sets forth, without giving effect to the resignations contemplated by Section 6.5(d) of this Agreement, (i) the names of the members of each Acquired Corporation's board of directors, (ii) the names of the members of


                                       4.

each committee of each Acquired Corporation's board of directors, and (iii) the names and titles of each Acquired Corporation's officers.

            (e) Except as set forth in Part 2.1 of the Disclosure Schedule, no assets were transferred from Ketzo Corporation to any of its equity holders or any other party in connection with its dissolution and the distribution of its equity interests prior to the Closing or in the six months prior to such dissolution and distribution.

      2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to the Purchaser accurate and complete copies of: (i) the certificate of incorporation or charter and bylaws of each of the Acquired Corporations, including all amendments thereto; (ii) the stock records of each of the Acquired Corporations; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of any of the Acquired Corporations, the board of directors of any of the Acquired Corporations and all committees of the board of directors of any of the Acquired Corporations. There have been no formal meetings or other proceedings of the stockholders of any of the Acquired Corporations, the board of directors of any of the Acquired Corporations or any committee of the board of directors of any of the Acquired Corporations that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of any Acquired Corporation's certificate of incorporation or charter or bylaws, and no Acquired Corporation has taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of each of the Acquired Corporations are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

      2.3 CAPITALIZATION, ETC.

            (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, of which 100,000 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

            (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) to the knowledge of the Company and each of the Selling Stockholders, except as set forth in Part 2.3 of the Disclosure Schedule, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.


                                       5.

            (c) Except as set forth in Part 2.3 of the Disclosure Schedule, no Acquired Corporation has ever repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of itself or any other Acquired Corporation. Any securities so reacquired by the Acquired Corporations were reacquired in compliance with (i) the applicable provisions of the California Corporations Code and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

      2.4 FINANCIAL STATEMENTS.

            (a) The Company has delivered to the Purchaser the following financial statements and notes (collectively, the "Company Financial Statements"):

                  (i) The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998, and the related audited consolidated statement of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for the year then ended, together with the notes thereto and the unqualified report and opinion of Frank, Rimerman & Co. LLP relating thereto; and

                  (ii) the unaudited Interim Balance Sheet, and the related unaudited consolidated statement of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for the nine months then ended, together with the notes thereto.

            (b) Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby. Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.

      2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since September 30, 1999:

            (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, and, to the knowledge of the Company and each of the Selling Stockholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

            (c) none of the Acquired Corporations has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;


                                       6.

            (d) none of the Acquired Corporations has sold, issued or authorized the issuance of (i) any capital stock or other securities, (ii) any option or right to acquire any capital stock or any other securities, or (iii) any instrument convertible into or exchangeable for any capital stock or other securities;

            (e) there has been no amendment to the certificate of incorporation or charter or bylaws of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (f) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

            (g) none of the Acquired Corporations has made any expenditure to acquire or improve any capital asset;

            (h) none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

            (i) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

            (j) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (k) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

            (l) none of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (m) none of the Acquired Corporations has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) except as contemplated by Section 6.5(c) and Section 6.5(q) of this Agreement, entered into, amended or modified any contract or agreement (either oral or written) with any of its directors, officers or employees or (iv) hired any new employee;


                                       7.

            (n) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

            (o) none of the Acquired Corporations has made any Tax election;

            (p) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

            (q) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

            (r) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

            (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

      2.6 TITLE TO ASSETS.

            (a) The Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Interim Balance Sheet; (ii) all assets referred to in Parts 2.7 and 2.9 of the Disclosure Schedule and all of the rights of the Acquired Corporations under the Material Contracts; and (iii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Acquired Corporations free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations.

            (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of any of the Acquired Corporations and that are being leased or licensed to any of the Acquired Corporations.

      2.7 BANK ACCOUNTS; RECEIVABLES.

            (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of any Acquired Corporation at any bank or other financial institution including the name of the bank or financial institution, the account number and the balance as of the date hereof.

            (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and its Subsidiaries as of September 30, 1999. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including


                                       8.

those accounts receivable reflected on the Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current. To the knowledge of the Company and each of the Selling Stockholders, none of the existing accounts receivable are subject to any counterclaim or right of set off.

      2.8 EQUIPMENT; LEASEHOLD.

            (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted.

            (b) None of the Acquired Corporations owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.10 of the Disclosure Schedule.

      2.9 PROPRIETARY ASSETS.

            (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Acquired Corporations that are material to the business of any of the Acquired Corporations and all other Proprietary Assets owned by the Acquired Corporations that the Company or any of the Selling Stockholders reasonably believes are patentable and for which a patent application on behalf of the Company has not been filed. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of any of the Acquired Corporations (except for any Proprietary Asset that is licensed to any of the Acquired Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good, valid and marketable title to all of the Acquired Corporation Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the


                                       9.

business of any of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to the Purchaser) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

            (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure).
Part 2.9(b) of the Disclosure Schedule lists all current and former employees of the Acquired Corporations and all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

            (c) To the knowledge of the Company and each of the Selling
Stockholders: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

            (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Asset or to transact business in any market or geographical area or with any Person.

            (e) Except as set forth in Part 2.9(e)(i) of the Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse


                                      10.

of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code. Part 2.10(a)(ii) of the Disclosure Schedule identifies each Contract pursuant to which any Acquired Corporation has deposited or is required to deposit with an escrow holder or any other Person any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code.

            (f) To the knowledge of the Company and each of the Selling Stockholders, except as set forth in Part 2.9(f)(i) of the Disclosure Schedule, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by any of the Acquired Corporations for its internal business operations is Year 2000 Compliant. Except as set forth in Part 2.9(f)(ii) of the Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by any of the Acquired Corporations is Year 2000 Compliant. Except as set forth in Part 2.9(f)(iii) of the Disclosure Schedule, each of the Acquired Corporations has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Acquired Corporation is Year 2000 Compliant. As used in this Section 2.9, "Year 2000 Compliant" means, with respect to a computer, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000;
(ii) the computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard
(A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

            (g) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.


                                      11.

      2.10 CONTRACTS.

            (a) Part 2.10 of the Disclosure Schedule identifies:

                  (i) each Acquired Corporation Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                  (ii) each Acquired Corporation Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                  (iii) each Acquired Corporation Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (iv) each Acquired Corporation Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v) each Acquired Corporation Contract relating to the acquisition, issuance or transfer of any securities;

                  (vi) each Acquired Corporation Contract relating to the creation of any Encumbrance with respect to any asset of any Acquired Corporation;

                  (vii) each Acquired Corporation Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                  (viii) each Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) each Acquired Corporation Contract relating to the purchase or sale of any product or other asset or the creation of any indebtedness by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                  (x) each Acquired Corporation Contract constituting or relating to a Government Contract or Government Bid;

                  (xi) any other Acquired Corporation Contract that was entered into outside the ordinary course of business or was inconsistent with past practices;

                  (xii) any other Acquired Corporation Contract that has a term of more than 60 days and that may not be terminated by the applicable Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                  (xiii) any other Acquired Corporation Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a


                                      12.

value in excess of $50,000 in the aggregate, or (B) the performance of services having a value in excess of $50,000 in the aggregate;

                  (xiv) each Acquired Corporation Contract constituting a commitment of any Person to purchase products (including products in development) of any Acquired Corporation; and

                  (xv) each Acquired Corporation Contract contemplating or creating indebtedness on the part of any Acquired Corporation.

(Acquired Corporation Contracts in the respective categories described in clauses "(i)" through "(xv)" above are referred to in this Agreement as "Material Contracts.")

            (b) The Company has delivered to the Purchaser accurate and complete copies of all written Material Contracts, including all amendments thereto. Part
2.10 of the Disclosure Schedule provides an accurate description of the terms of each Acquired Corporation Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the knowledge of the Company and each of the Selling Stockholders, is enforceable by the applicable Acquired Corporation in accordance with its terms.

            (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

                  (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the knowledge of the Company and each of the Selling Stockholders, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract;

                  (ii) to the knowledge of the Company and each of the Selling Stockholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (D) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract;

                  (iii) since their inception, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract; and

                  (iv) none of the Acquired Corporations has waived any of its material rights under any Material Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Acquired Corporation Contract to renegotiate, any amount paid or payable to any Acquired Corporation under any Material Contract or any other material term or provision of any Material Contract.


                                      13.

            (e) The Material Contracts collectively constitute all of the Contracts necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted.

            (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any Acquired Corporation since January 1, 1999.

            (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the backlog of the Acquired Corporations under Acquired Corporation Contracts.

      2.11 LIABILITIES; FEES, COSTS AND EXPENSES.

            (a) None of the Acquired Corporations has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Interim Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by the Acquired Corporations since September 30, 1999 in the ordinary course of business and consistent with past practices; (iii) liabilities under the Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Contracts; and (iv) the liabilities identified in
Part 2.11(a) of the Disclosure Schedule.

            (b) Part 2.11(b) of the Disclosure Schedule sets forth the total amount of all legal fees and expenses payable to Ferrari, Olsen, Ottoboni & Bebb and all investment banking and other fees and expenses payable to Broadview Associates LLC that have been incurred by or that will in the future be incurred by or for the benefit of the Company in connection with (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the transactions contemplated by this Agreement, (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Acquired Corporations (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review), (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other agreements referred to in this Agreement and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, or (v) the consummation and performance of the transactions contemplated by this Agreement.

            (c) Part 2.11(c) of the Disclosure Schedule sets forth the total amount of all accounting fees and expenses (the "Aggregate Accounting Fees") payable to Frank, Rimerman & Co. LLP, Duane Roemmich, KPMG LLP or any other accountant that have been incurred by or that will in the future be incurred by or for the benefit of the Company in connection with KPMG LLP's (i) audit of the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1999 (the "Interim Balance Sheet"), and the related consolidated statement of


                                      14.

income and retained earnings and statement of cash flows of the Company and its Subsidiaries for the nine months then ended, together with the notes thereto, and (ii) issuance of its unqualified report and opinion, if any, relating to such financial statements.

      2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.12 of the Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, since its inception.

      2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by any Acquired Corporation, and the Company has delivered to the Purchaser accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted. Each Acquired Corporation is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the applicable Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule. Since the date of their inception, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

      2.14 TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns")
(i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) except as set forth in Part 2.14 of the Disclosure Schedule, have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all Acquired Corporation Returns filed since December 31, 1993 which have been requested by the Purchaser.

            (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 1999 through the Closing Date, and will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.


                                      15.

            (c) Except as set forth in Part 2.14 of the Disclosure Schedule, no Acquired Corporation Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no other examinations or audits of any Acquired Corporation Return. The Company has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Acquired Corporation Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by any Acquired Corporation or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

            (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the applicable Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

      2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

            (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any employee of any of the Acquired Corporations ("Employee"), except for Plans which would not require any of the Acquired Corporations to make payments or provide benefits having a value in excess of $10,000 in the aggregate. The


                                      16.

Acquired Corporations have received and are in possession of executed Form I-9s for each former and current Employee.

            (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and, to the knowledge of the Company and each of the Selling Stockholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

            (c) The Acquired Corporations maintain, sponsor or contribute only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (d) With respect to each Plan, the Company has delivered to the
Purchaser:

                  (i) an accurate and complete copy of such Plan (including all amendments thereto);

                  (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                  (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                  (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                  (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                  (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

            (e) None of the Acquired Corporations is required to be, and, to the knowledge of the Company and each of the Selling Stockholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a


                                      17.

member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Company and each of the Selling Stockholders, none of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

            (f) None of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

            (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

            (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

            (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Selling Stockholders is aware of any reason why any such determination letter should be revoked.

            (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union


                                      18.

involving any of its Employees. All of the employees of the Acquired Corporations are "at will" employees.

            (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

            (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, each of the Acquired Corporations has good labor relations, and neither the Company nor any of the Selling Stockholders has any reason to believe that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

      2.16 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the knowledge of the Company and each of the Selling Stockholders, there are no circumstances that may prevent or interfere with any Acquired Corporation's compliance with any Environmental Law in the future. To the knowledge of the Company and each of the Selling Stockholders, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by any of the Acquired Corporations pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.)

      2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of any of the Acquired Corporations and identifies any material claims made thereunder, and the Company has delivered to the Purchaser accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure


                                      19.

Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. None of the Acquired Corporations, since their inception, has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

      2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has had at any time since the inception of the Acquired Corporations, any direct or indirect interest in any material asset used in or otherwise relating to the business of any Acquired Corporation; (b) no Related Party is, or has been at any time since the inception of the Acquired Corporations, indebted to any Acquired Corporation; (c) since the inception of the Acquired Corporations, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving any Acquired Corporation; (d) no Related Party is competing, or has at any time since the inception of the Acquired Corporations, competed, directly or indirectly, with any Acquired Corporation; and (e) no Related Party has any claim or right against any Acquired Corporation (other than rights to receive compensation for services performed as an employee of such Acquired Corporation).

      2.19 LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company and each of the Selling Stockholders, no Person has threatened to commence any Legal
Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations or any Person whose liability any of the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company and each of the Selling Stockholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has been commenced by or has been pending against any of the Acquired Corporations since January 1, 1995.

            (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject, and none of the Selling Stockholders is subject to any order, writ, injunction, judgment or decree that relates to the business of any of the Acquired Corporations or to any assets owned or used by any of the Acquired Corporations. To the knowledge of the Company and each of the Selling Stockholders, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such


                                      20.

officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

      2.20 AUTHORITY; BINDING NATURE OF AGREEMENT.

            (a) The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors and this Agreement and the transactions contemplated hereby have been unanimously approved by the board of directors of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (b) Each Selling Stockholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Stockholder's obligations under this Agreement and the other agreements referred to in this Agreement to which such Selling Stockholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms. Upon the execution of each of the other agreements referred to in this Agreement at the Closing, each of such other agreements will constitute the legal, valid and binding obligation of each Selling Stockholder who is a party thereto, and will be enforceable against such Selling Stockholder in accordance with its terms.

            (c) The respective spouses of the Selling Stockholders have the absolute and unrestricted right, power and capacity to execute and deliver and to perform their obligations under the Spousal Consents being executed by them. Said Spousal Consents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms.

            (d) Each Trustee has the unrestricted right, power, authority and capacity to act for and bind its respective Trust with respect to all matters relating to this Agreement and the transactions contemplated by this Agreement. This Agreement and all other agreements referred to in this Agreement to which either of the Trusts is a party constitute the legal, valid and binding obligations of each Trust that is a party thereto, enforceable against such Trust in accordance with its terms.

            (e) The Agent has the unrestricted right, power, authority and capacity to act for and bind each of the Selling Stockholders with respect to all matters relating to this Agreement, the other agreements referred to in this Agreement and the transactions contemplated by this Agreement.

      2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):


                                      21.

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or charter or bylaws of any of the Acquired Corporations, (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations or (iii) the constitutive documents of either Trust;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, any of the Selling Stockholders, either of the Trusts or any of the assets owned or used by any of the Acquired Corporations, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iii) cancel, terminate or modify any such Acquired Corporation Contract;

            (e) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Stockholders or either of the Trusts is a party or by which any of the Selling Stockholders or either of the Trusts is bound; or

            (f) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as set forth in Part 2.21 of the Disclosure Schedule, none of the Acquired Corporations or any of the Selling Stockholders or either of the Trustees acting on behalf of their respective Trusts is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of any of the transactions contemplated by this Agreement.

      2.22 CUSTOMERS. Part 2.22 of the Disclosure Schedule identifies each Person that has committed (whether oral or written and whether pursuant to an agreement or purchase order or otherwise) to purchase existing products or products being developed by any of the Acquired Corporations, and sets forth for each such Person the quantities or amounts of such products that


                                      22.

such Person has committed to purchase (the "Purchase Commitments") and whether such commitment is oral or written. The Company has provided to the Purchaser true and complete copies of all documents evidencing such Purchase Commitments. All such Purchase Commitments are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the applicable Acquired Corporation against the other party to such Purchase Commitments. No fact, condition or circumstance exists that would give any party the right to withdraw, amend, modify or terminate any Purchase Commitment and no Person has given any notice to any Acquired Corporation, and neither the Company nor any Selling Stockholder has any reason to believe, that any Person intends to withdraw, amend, modify or terminate any Purchase Commitment.

      2.23 PRODUCT DEVELOPMENT. Part 2.23 of the Disclosure Schedule sets forth for each product being developed by or on behalf of any Acquired Corporation a true and correct product development status, including the dates on which the development of each such product will be completed. No fact, condition or circumstance exists that would materially impair or delay the development of any such products.

      2.24 COMPANY PROJECTIONS. Part 2.24 of the Disclosure Schedule sets forth consolidated financial projections of the Company and its Subsidiaries for the periods through December 31, 2001 (the "Company Financial Projections") and all assumptions used by the Company's management or any other Person in preparing such Company Financial Projections (the "Assumptions"). The Company reasonably believes that the Assumptions constitute all of the assumptions necessary in order to accurately prepare the Company Financial Projections. The Company Financial Projections have been prepared in good faith and the Company reasonably believes that the Company Financial Projections are materially accurate. Except as explicitly set forth in the Assumptions, the Company has no reason to believe that the Company Financial Projections will not be achieved or that the Assumptions will prove to be inaccurate or incomplete.

      2.25 FULL DISCLOSURE. To the knowledge of each of the Selling Stockholders (it being understood by the parties hereto that the Company is also making the representation and warranty set forth in this Section 2.25 and is making such representation and warranty without a qualification as to its knowledge), this Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

      2.26 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

            (a) Except as set forth in Part 2.26 of the Disclosure Schedule, each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person:


                                      23.

                  (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                  (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Proprietary Asset or other asset (or the operation or performance thereof).

Part 2.26 of the Disclosure Schedule contains an accurate and complete copy of the most recent "bug list" with respect to each product, system, program or software module of each of the Acquired Corporations.

            (b) All installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

            (c) Except as set forth in Part 2.26 of the Disclosure Schedule, since January 1, 1996, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations.

      2.27 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor (to the knowledge of the Company and each of the Selling Stockholders) any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      2.28 SELLING STOCKHOLDERS AND TRUSTS.

            (a) Each Selling Stockholder has the capacity and financial capability to comply with and perform all of such Selling Stockholder's covenants and obligations under this Agreement and each other agreement referred to in this Agreement to which such Selling Stockholder is or may become a party.

            (b) No Selling Stockholder:

                  (i) has, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Stockholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Stockholder's assets, (D) admitted in writing such Selling Stockholder's inability


                                      24.

to pay such Selling Stockholder's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under this Agreement or any other agreement referred to in this Agreement to which such Selling Stockholder is or may become a party; or

                  (ii) is subject to any order, writ, injunction, judgment or decree that may have an adverse effect on such Selling Stockholder's ability to comply with or perform any of such Selling Stockholder's covenants or obligations under this Agreement or any other agreement referred to in this Agreement to which such Selling Stockholder is or may become a party.

            (c) Neither of the Trustees has taken on behalf of its respective Trust, and neither of the Trustees nor either of the Trusts has been the subject of, any action that may have an adverse effect on (i) either Trust's ability to comply with or perform its covenants or obligations under this Agreement or any other agreement referred to in this Agreement to which either Trust is or may become a party or (ii) either Trustee's ability to act for and bind its respective Trust with respect to any matter relating to this Agreement or any other agreement referred to in this Agreement to which its respective Trust is or may become a party.

            (d) Neither of the Trustees nor either of the Trusts is subject to any order, writ, injunction, judgment or decree that may have an adverse effect on (i) either Trust's ability to comply with or perform its covenants or obligations under this Agreement or any other agreement referred to in this Agreement to which either Trust is or may become a party or (ii) either Trustee's ability to act for and bind its respective Trust with respect to any matter relating to this Agreement or any other agreement referred to in this Agreement to which its respective Trust is or may become a party.

            (e) There is no Legal Proceeding pending, and no Person has threatened to commence any Legal Proceeding, that may have an adverse effect on the ability of (i) any Selling Stockholder to comply with or perform any of such Selling Stockholder's covenants or obligations under this Agreement or any other agreement referred to in this Agreement to which such Selling Stockholder is or may become a party, (ii) either Trust to comply with or perform its covenants or obligations under this Agreement or any other agreement referred to in this Agreement to which either Trust is or may become a party or (iii) either Trustee to act for and bind its respective Trust with respect to any matter relating to this Agreement or any other agreement referred to in this Agreement to which its respective Trust is or may become a party. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (f) The Non-Trust Selling Stockholders and the Trusts have, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances. Of the Shares: (i) Nasser Barabi owns, beneficially and of record, 35,000 Shares; (ii) Iraj Barabi owns, beneficially and of record, 25,000 Shares; (iii) the Bushehri Trust owns, beneficially and of record, 20,000 Shares; and (iv) the Barabi Trust owns, beneficially and of record, 20,000 Shares. The Non-Trust Selling Stockholders and the Trustees on behalf of the


                                      25.

Trusts have delivered to the Purchaser accurate and complete copies of the stock certificates evidencing the Shares.

            (g) Each of the Trust Selling Stockholders is a United States citizen, and each of the Non-Trust Selling Stockholders has properly completed, executed and delivered to the Purchaser a Substitute Form W-8 in the Form of Exhibit F. The purchase of the Shares by the Purchaser from the Non-Trust Selling Stockholders and the Trusts as contemplated herein will not subject the Purchaser to any withholding or other Tax.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser represents and warrants, to and for the benefit of the Selling Stockholders, as follows:

      3.1 ACQUISITION OF SHARES. The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

      3.2 ORGANIZATION, STANDING AND POWER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

      3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. The Purchaser has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance (including the issuance and delivery in accordance with this Agreement of the Aggregate Purchaser Shares, the Note and the Real Property Note) by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser and its board of directors. Each of this Agreement, the Note and the Real Property Note constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      3.4 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Purchaser, (ii) result in a default by the Purchaser under any Contract to which the Purchaser is a party, except for any default which has not had and will not have a Material Adverse Effect on the Purchaser, or (iii) result in a violation by the Purchaser of any order, writ, injunction, judgment or decree to which the Purchaser is subject, except for any violation which has not had and will not have a Material Adverse Effect on the Purchaser. The Purchaser is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.


                                      26.

      3.5 VALID ISSUANCE. The shares of Purchaser Common Stock to be issued pursuant to Section 1.2 will be, when issued in accordance with the provisions of this Agreement, validly issued, fully paid and nonassessable.

      3.6 SEC FILINGS; FINANCIAL STATEMENTS.

            (a) The Purchaser has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Purchaser with the SEC between January 1, 1999 and the date of this Agreement (the "Purchaser SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The financial statements contained in the Purchaser SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the financial position of the Purchaser and its subsidiaries as of the respective dates thereof and the results of operations of the Purchaser for the periods covered thereby.

      3.7 HART-SCOTT-RODINO COMPLIANCE. No approval under the Hart-Scott-Rodino Anti-Trust Act of 1976 is necessary for the purchase of the Shares by the Purchaser from the Non-Trust Selling Stockholders and the Trusts as contemplated herein.

SECTION 4.  PRE-CLOSING COVENANTS

      4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Closing Date (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide the Purchaser and the Purchaser's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide the Purchaser and the Purchaser's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as the Purchaser may reasonably request.

      4.2 OPERATION OF THE BUSINESS OF THE ACQUIRED CORPORATIONS. The Company and the Selling Stockholders shall ensure that, during the Pre-Closing Period:


                                      27.

            (a) none of the Selling Stockholders and neither of the Trustees on behalf of their respective Trusts directly or indirectly sells or otherwise transfers, or offers, agrees or commits (in writing or otherwise) to sell or otherwise transfer, any of the Shares or any interest in or right relating to any of the Shares;

            (b) none of the Selling Stockholders and neither of the Trustees on behalf of their respective Trusts permits, or offers, agrees or commits (in writing or otherwise) to permit, any of the Shares to become subject, directly or indirectly, to any Encumbrance;

            (c) each of the Acquired Corporations shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (d) each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with such Acquired Corporation;

            (e) each applicable Acquired Corporation shall keep in full force and effect all insurance policies identified with respect to it in Part 2.17 of the Disclosure Schedule;

            (f) the officers of each of the Acquired Corporations report regularly (but in no event less frequently than weekly) to the Purchaser concerning the status of the applicable Acquired Corporation's business;

            (g) none of the Acquired Corporations shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or shall repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

            (h) none of the Acquired Corporations shall sell, issue or authorize the issuance of (i) any capital stock or other securities, (ii) any option or right to acquire any capital stock or other securities, or (iii) any instrument convertible into or exchangeable for any capital stock or other securities;

            (i) none of the Acquired Corporations shall amend or permit the adoption of any amendment to its certificate of incorporation or charter or bylaws, or effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (j) none of the Acquired Corporations shall form any Subsidiary or acquire any equity interest or other interest in any other Entity;

            (k) none of the Acquired Corporations shall make any expenditure to acquire or improve any capital asset;

            (l) none of the Acquired Corporations shall (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a


                                      28.

Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

            (m) none of the Acquired Corporations shall (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by any Acquired Corporation pursuant to Contracts that are not Material Contracts;

            (n) none of the Acquired Corporations shall (i) lend money to any Person (except that the Acquired Corporations may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

            (o) none of the Acquired Corporations shall (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) except as contemplated by Section 6.5(c) and Section 6.5(q) of this Agreement, enter into, amend or modify any contract or agreement (either oral or written) with any of its directors, officers or employees, or (iv) hire any new employee whose aggregate annual compensation exceeds $60,000;

            (p) none of the Acquired Corporations shall change any of its methods of accounting or accounting practices in any material respect;

            (q) none of the Acquired Corporations shall make any Tax election;

            (r) none of the Acquired Corporations shall commence or settle any material Legal Proceeding; and

            (s) none of the Acquired Corporations shall agree or commit to take any of the actions described in clauses "(g)" through "(r)" above.

Notwithstanding the foregoing, any of the Acquired Corporations may take any action described in clauses "(g)" through "(r)" above if the Purchaser gives its prior written consent to the taking of such action by the applicable Acquired Corporation, which consent will not be unreasonably withheld (it being understood that the Purchaser's withholding of consent to any action will not be deemed unreasonable if the Purchaser determines in good faith that the taking of such action would not be in the best interests of the Purchaser or would not be in the best interests of any of the Acquired Corporations).

      4.3 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, the Company shall promptly notify the Purchaser in writing of:

                  (i) the discovery by the Company or any of the Selling Stockholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of


                                      29.

this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Selling Stockholders in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Selling Stockholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of the Company or any of the Selling Stockholders;

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely; and

                  (v) any event, condition, fact or circumstance that may have an adverse effect on either Trust's ability to comply with or perform its obligations under this Agreement or either Trustee's ability to act for and bind its respective Trust with respect to any matter relating to this Agreement.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and the Selling Stockholders shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Selling Stockholders in this Agreement, or (ii) determining whether any condition set forth in Section 6 has been satisfied.

      4.4 NO NEGOTIATION. The Company and the Selling Stockholders shall ensure that, during the Pre-Closing Period, the Company and the Selling Stockholders shall not, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than the Purchaser) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than the Purchaser) relating to a possible Acquisition Transaction.


                                      30.

The Company and the Selling Stockholders shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any Selling Stockholder during the Pre-Closing Period.

      4.5 PAYMENT OF INDEBTEDNESS BY RELATED PARTIES. The Company and the Selling Stockholders shall cause all indebtedness and other liabilities of each Related Party to the Acquired Corporations to be discharged and paid in full prior to or on the Closing Date.

      4.6 CONFIDENTIALITY.

            (a) The Company and the Selling Stockholders shall ensure that, during the Pre-Closing Period:

                  (i) each of the Acquired Corporations and their respective Representatives and the Trustees on behalf of the Trusts keep strictly confidential the existence and terms of this Agreement;

                  (ii) none of the Acquired Corporations or any of their respective Representatives or either of the Trustees on behalf of the Trusts issue or disseminate any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Acquired Corporations' suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the transactions contemplated by this Agreement, except to the extent that (i) any Acquired Corporation or Trustee on behalf of its Trust is required by law to make any such disclosure regarding such transactions or (ii) any Acquired Corporation or Trustee on behalf of its Trust is required to obtain the Consent of such Person in connection with the transactions contemplated by this Agreement; and

                  (iii) if any Acquired Corporation or Trustee on behalf of its Trust is required by law to make any disclosure regarding the transactions contemplated by this Agreement or is required to obtain such Consent, the Company advises the Purchaser, at least five business days before making such disclosure or seeking such Consent, of the nature and content of the intended disclosure or Consent.

            (b) The Purchaser shall ensure that, during the Pre-Closing Period:

                  (i) the Purchaser and its Representatives keep strictly confidential the existence and terms of this Agreement;

                  (ii) neither the Purchaser nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Purchaser's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the transactions contemplated by this Agreement, except to the extent that (i) the Purchaser is required by law to make such disclosure regarding such transactions or (ii) the Purchaser is required to obtain the Consent of such Person in connection with the transactions contemplated by this Agreement; and

                  (iii) if the Purchaser is required by law to make any disclosure regarding the transactions contemplated by this Agreement or is required to obtain such Consent,


                                      31.

the Purchaser advises the Company, at least five business days before making such disclosure or seeking such Consent, of the nature and content of the intended disclosure or Consent; provided, however, that any time that the Purchaser determines in good faith, based on the advice of counsel, that it is required by law to make such disclosure or seek such Consent, and that it cannot comply with the law if it must afford the Company at least five business days between the date the Company is advised of such disclosure or Consent and the date the Purchaser makes such disclosure or seeks such Consent, the Purchaser may make such disclosure or seek such Consent without advising the Company or without affording it such five business days, as applicable.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

      5.1 FILINGS AND CONSENTS. Subject to Section 5.6(a), as promptly as practicable after the execution of this Agreement, each party to this Agreement
(i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (ii) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. The Company and the Selling Stockholders shall (upon request) promptly deliver to the Purchaser a copy of each such filing made, each such notice given and each such Consent obtained by any of the Acquired Corporations, any Selling Stockholder or either Trustee acting on behalf of its respective Trust during the Pre-Closing Period.

      5.2 BEST EFFORTS. During the Pre-Closing Period, (i) the Company and the Selling Stockholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (ii) the Purchaser shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

      5.3 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company and the Selling Stockholders shall cause the parties to the Stockholders Agreement to enter into an agreement, reasonably satisfactory in form and content to the Purchaser (and conditioned and effective upon the Closing), terminating all of such parties' rights under the Stockholders Agreement.

      5.4 TREATMENT OF COMPANY'S EMPLOYEE BENEFIT PLANS.

            (a) Prior to the Closing, the Company shall terminate the Oz Technologies, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") to provide that (i) no employee of any of the Acquired Corporations shall be able to make elective deferrals to the 401(k) Plan as of the date the 401(k) Plan is terminated and (ii) no employer contributions shall be made to the 401(k) Plan with respect to any period after the date the 401(k) Plan is terminated.

            (b) Effective on the first day of the month immediately following the Closing, the Purchaser shall provide eligibility for all Employees to participate in any medical plan provided by the Purchaser to its other employees
(i) without imposition of any pre-existing condition limitations and at the same contribution rate paid by the Employees for medical coverage under the Company's medical benefit plan covering the Employee prior to the first of


                                      32.

the month immediately following the Closing and (ii) with grandfathering of any payments by the Employees prior to the Closing Date toward the satisfaction of any deductible amounts under the Purchaser's medical plans.

            (c) The Purchaser shall grandfather all prior service by the Employees with the Company for purposes of participation in (i) Purchaser's benefit plans and programs regularly maintained for its employees and (ii) Purchaser's vacation policy or program regularly maintained and provided for its employees.

            (d) The Purchaser shall grandfather all prior service of the Employees with the Company prior to the Closing for purposes of eligibility to participate and vesting of benefits under the Purchaser's Section 401(k) Plan.

      5.5 BEST EFFORTS TO RELEASE GUARANTEES; INDEMNIFICATION AGREEMENT. Each of the Purchaser, the Company and each of the Selling Stockholders will use its best efforts to obtain, prior to or at the Closing, the release of the Selling Stockholders from all guarantees made by them that are set forth in Part 2.10(a)(vii) of the Disclosure Schedule. In the event that all of the guarantees made by the Selling Stockholders and set forth in Part 2.10(a)(vii) of the Disclosure Schedule have not been or are not released prior to or at the Closing, the Company hereby agrees to indemnify the Selling Stockholders, pursuant to a separate indemnification agreement to be entered into among the Company and the Selling Stockholders on terms satisfactory to all parties, for payments made by the Selling Stockholders after the Closing pursuant to the guarantees set forth in Part 2.10(a)(vii) of the Disclosure Schedule.

      5.6 REGISTRATION REQUIREMENTS.

            (a) The Purchaser shall prepare and file, not later than seven days after the Closing Date, a registration statement on Form S-3 or another available form (the "Registration Statement") with the SEC under the Securities Act to register the resale of the Aggregate Purchaser Shares by the Non-Trust Selling Stockholders and the Trustees on behalf of the Trusts, and thereafter shall use its best efforts to secure effectiveness of the Registration Statement within ninety days after the Closing Date.

            (b) The Selling Stockholders and the Trustees on behalf of the Trusts hereby agree that, during the Initial Selling Period, the maximum aggregate number of shares of Purchaser Common Stock that may be sold by or on behalf of the Selling Stockholders and the Trusts shall be the Calculated Purchaser Shares. The Selling Stockholders and the Trustees on behalf of the Trusts also hereby agree that, during each of the four consecutive 30-day periods (each, a "Subsequent Period") that begin immediately following the end of the Initial Selling Period, the maximum aggregate number of shares of Purchaser Common Stock that may be sold by or on behalf of the Selling Stockholders and the Trusts shall be 100,000 shares per Subsequent Period. The Selling Stockholders and the Trustees on behalf of the Trusts further agree that the Agent shall notify the Purchaser in writing within seventy-five days after the Closing Date of the total number of Aggregate Purchaser Shares (the "Initial Selling Period Shares") that the Selling Stockholders and the Trusts want to sell during the Initial Selling Period, which amount shall be subject to the first sentence of this paragraph. The Purchaser hereby agrees to arrange the sale of the Initial Selling Period Shares during the Initial Selling


                                      33.

Period, subject to the receipt from the Selling Stockholders or the Trustees on behalf of the Trusts (or the Agent on behalf of any of them) of stock certificates representing the Initial Selling Period Shares, if any such stock certificates are required by the Purchaser. The parties hereto hereby agree that sales of Purchaser Common Stock by or on behalf of the Selling Stockholders or the Trustees on behalf of the Trusts during the Initial Selling Period shall be limited to sales of the Initial Selling Period Shares and shall only be made pursuant to arrangements made by the Purchaser in accordance with the immediately preceding sentence. The parties hereto hereby also agree that, to the extent a Total Initial Selling Period Share Shortfall exists at the end of the Initial Selling Period, the Purchaser shall instruct the Agent in writing to endorse an addition to the principal amount of the Note in the amount of such Shortfall within five days following (i) written notice to the Purchaser from the Agent specifying in reasonable detail the calculation of such Shortfall and
(ii) the Purchaser's delivery to the Agent of a written notice confirming such calculation. The Purchaser may include any written instruction to the Agent pursuant to the immediately preceding sentence in its written confirmation of the Agent's calculation of the Total Initial Selling Period Share Shortfall. The Agent hereby agrees to make such endorsement as promptly as practicable following receipt of such written instruction from the Purchaser which includes the amount of any Total Initial Selling Period Share Shortfall. The Agent hereby agrees to furnish the Purchaser with copies of such existing records, books and other documents and information relating to the Purchaser's confirmation of the Agent's calculation of the Total Initial Selling Period Share Shortfall as the Purchaser may reasonably request. Exhibit N is included herein for illustrative purposes only and shall not be deemed to supersede, amend or modify this Agreement in any respect whatsoever.

            (c) The Purchaser shall pay all Registration Expenses in connection with any registration, qualification or compliance hereunder, and each Selling Stockholder and Trustee on behalf of its Trust shall pay all of its respective Selling Expenses and other expenses that are not Registration Expenses relating to the Aggregate Purchaser Shares resold by such Selling Stockholder or Trustee, as the case may be.

            (d) In the case of any registration effected by the Purchaser pursuant to these registration provisions, the Purchaser will use its reasonable best efforts to: (i) keep such registration effective until the earlier of (A) such date as all of the Aggregate Purchaser Shares have been resold or (B) the date on which each Non-Trust Selling Stockholder and each Trustee on behalf of its Trust is entitled to sell all of its Aggregate Purchaser Shares pursuant to Rule 144 promulgated under the Securities Act; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Aggregate Purchaser Shares covered by the Registration Statement; (iii) cause the Aggregate Purchaser Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Purchaser are then listed or quoted; (iv) provide a transfer agent and registrar for the Aggregate Purchaser Shares; (v) comply with all applicable rules and regulations of the SEC governing such registration; and
(vi) file the documents required of the Purchaser by, and otherwise use its reasonable best efforts to maintain requisite blue sky clearance in, (X) all jurisdictions in which any of the Aggregate Purchaser Shares are originally sold and (Y) all other states specified in writing by any Non-Trust Selling Stockholder or Trustee on behalf of its Trust; provided, however, that as to clause


                                      34.

(Y), the Purchaser shall not be required to qualify to do business or consent to service of process in any state in which it is now so qualified or has not so consented.

            (e) The Purchaser shall furnish to each Non-Trust Selling Stockholder and Trustee on behalf of its Trust upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary in order to facilitate the public sale or other disposition of all or any of the Aggregate Purchaser Shares held by such Non-Trust Selling Stockholder or Trustee on behalf of its Trust.

            (f) With a view to making available to the Non-Trust Selling Stockholders and the Trustees on behalf of their Trusts, the benefit of Rule 144 and Form S-3 and any other rule or regulation of the SEC that may at any time permit a Non-Trust Selling Stockholder or either Trustee on behalf of its Trust to sell any of the Aggregate Purchaser Shares to the public without registration, the Purchaser covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date on which each Non-Trust Selling Stockholder and Trustee on behalf of its Trust is entitled to sell all of its Aggregate Purchaser Shares pursuant to Rule 144 promulgated under the Securities Act or (B) such date as all of the Aggregate Purchaser Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Exchange Act; and furnish to any Non-Trust Selling Stockholder or Trustee on behalf of its Trust upon request, as long as such Non-Trust Selling Stockholder or Trustee owns any Aggregate Purchaser Shares, (A) a written statement by the Purchaser that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Purchaser, and (C) such other information as may be reasonably requested in order to avail any Non-Trust Selling Stockholder or Trustee on behalf of its Trust of any rule or regulation of the SEC that permits the selling of any Aggregate Purchaser Shares without registration or pursuant to a registration statement on Form S-3.

            (g) The Purchaser may suspend the use of the Registration Statement and refuse to permit the Selling Stockholders and the Trustees on behalf of their Trusts to resell the Aggregate Purchaser Shares pursuant to the Registration Statement for a period not to exceed 20 days in any twelve month period; provided, however, that in order to exercise this right, the Purchaser must notify the Selling Stockholders and the Trustees to the effect that such action is necessary because there then exists material, non-public information relating to the Purchaser, which, in the reasonable opinion of the board of directors of the Purchaser would not be appropriate for disclosure during that time. In such an event, the Purchaser shall use its best efforts to amend the Registration Statement as necessary and to take all other actions necessary to allow such sales and shall notify the Selling Stockholders and the Trustees promptly after it has determined that such sales have become permissible.

      5.7 REGISTRATION STATEMENT INDEMNIFICATION.

            (a) The Purchaser agrees to indemnify and hold harmless each Non-Trust Selling Stockholder and each Trustee on behalf of its Trust from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Non-Trust Selling Stockholder or Trustee may become subject (under the Securities Act or otherwise)


                                      35.

insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement on the effective date thereof or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or arise out of any failure by the Purchaser to fulfill any undertaking included in the Registration Statement, and the Purchaser will reimburse such Non-Trust Selling Stockholder or Trustee for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Purchaser shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of such Non-Trust Selling Stockholder or Trustee (or the Trust Selling Stockholder applicable to such Trustee) specifically for use in preparation of the Registration Statement, (ii) the failure of such Non-Trust Selling Stockholder or Trustee to comply with the covenants and agreements contained in Section 5.8 hereof, or (iii) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to such Non-Trust Selling Stockholder or Trustee (or the Trust Selling Stockholder applicable to such Trustee) prior to the pertinent sale or sales by such Non-Trust Selling Stockholder or Trustee.

            (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished by such Selling Stockholder or, with respect to either Trust Selling Stockholder, the Trustee on behalf of its Trust in the Registration Statement Questionnaire (the form of which is attached hereto as Exhibit I) for use in preparation of the Registration Statement; provided, however, that no Selling Stockholder shall be liable in any such case for any untrue statement included in any prospectus which statement has been corrected, in writing, by such Selling Stockholder or, with respect to either Trust Selling Stockholder, the Trustee on behalf of its Trust and delivered to the Purchaser before the sale from which such loss occurred, and each Selling Stockholder, severally and not jointly, will reimburse the Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, further, however, that in no event shall any indemnity under this Section 5.7(b) exceed the portion of the Aggregate Share Purchase Price received by the applicable Selling Stockholder, or, with respect to either Trust Selling Stockholder, the Trustee on behalf of its Trust, from the sale of the Shares.

            (c) Promptly after receipt by any indemnified person of a notice of a claim to the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to


                                      36.

assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

            (d) The obligations of the Selling Stockholders under this Section
5.7 shall be in addition to any liability which each respective Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act.

      5.8 TRANSFER OF AGGREGATE PURCHASER SHARES AFTER REGISTRATION. Each Selling Stockholder and each Trustee on behalf of its Trust hereby covenants with the Purchaser not to make any sale of the Aggregate Purchaser Shares except either (a) in accordance with the Registration Statement, in which case each Selling Stockholder and each Trustee on behalf of its Trust covenants to comply with the requirements of delivering a current prospectus, (b) in accordance with Rule 144, in which case each Selling Stockholder and each Trustee on behalf of its Trust covenants to comply with Rule 144, or (c) subject to such conditions as the Purchaser shall reasonably impose, in accordance with another exemption from the registration requirements of the Securities Act. Each Selling Stockholder and each Trustee on behalf of its Trust also covenants that it will not make any sale of any Aggregate Purchaser Shares pursuant to the Registration Statement during any period in which the Purchaser has suspended use of the Registration Statement pursuant to Section 5.6(g) of this Agreement. Each Selling Stockholder and each Trustee on behalf of its Trust further acknowledges and agrees that the Aggregate Purchaser Shares are not transferable on the books of the Purchaser unless the stock certificate submitted to the Purchaser's transfer agent evidencing such Aggregate Purchaser Shares is accompanied by such additional certification, documentation or information as the Purchaser shall reasonably require in order to effect such sale in accordance with the Registration Statement, Rule 144 or such other exemption from the registration requirements of the Securities Act.

      5.9 ADDITIONAL SELLING STOCKHOLDER INFORMATION COVENANTS. Each Selling Stockholder covenants that it will promptly notify the Purchaser of any changes in the information set forth in the Registration Statement regarding such Selling Stockholder, its Trust (in the case of Trust Selling Stockholders) or such Selling Stockholder's or its Trust's "Plan of Distribution," including, without limitation, the information contained in any Registration Statement Questionnaire (the form of which is attached hereto as Exhibit I) relating to such Selling Stockholder and, in the case of the Trust Selling Stockholders, its Trust. Each Selling Stockholder shall provide the Purchaser in writing with such change or additional information necessary so that the information set forth in the Registration Statement regarding such Selling Stockholder or (in the case of the Trust Selling Stockholders) its Trust will be true and correct as


                                      37.

of the effective date of the Registration Statement and until the Purchaser is no longer required to keep the Registration Statement effective pursuant to
Section 5.6(d) of this Agreement.

      5.10 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 5 shall expire and be of no further force and effect if all Aggregate Purchaser Shares held by each Non-Trust Selling Stockholder and Trustee on behalf of its Trust may be sold under Rule 144 promulgated under the Securities Act.

      5.11 CERTAIN PROVISIONS RELATING TO THE REAL PROPERTY NOTE. The parties hereto hereby agree that the Real Property Note shall be due and payable on February 3, 2000 (the "Real Property Note Payment Date") and may be satisfied on the Real Property Note Payment Date by either (a) the payment in cash by the Purchaser to the Agent of all amounts then owing under the Real Property Note or
(b) the transfer of the Real Property to the Agent by the Purchaser, unencumbered except to the extent of the mortgage described in Section 5.12 below and minor liens that do not (in any case or in the aggregate) materially detract from the value of the Real Property. In the event that the Real Property
Note is satisfied on the Real Property Note Payment Date by the transfer of the Real Property to the Agent by the Purchaser, the Purchaser and the Agent shall assign a value to the Real Property on the Real Property Note Payment Date equal to the appraised value (the "Appraised Value") for the Real Property as determined by a real estate appraiser who has been mutually agreed upon between the Purchaser and the Agent. To the extent that the Appraised Value is less than $2,800,000 plus interest due under the Real Property Note to the Real Property Note Payment Date (the "Real Property Shortfall"), the Purchaser shall instruct the Agent in writing to endorse an addition to the principal amount of the Note in the amount of the Real Property Shortfall, and the Agent shall make such endorsement as promptly as practicable following receipt of such written instruction from the Purchaser which includes the amount of any Real Property Shortfall. To the extent that the Appraised Value is more than $2,800,000 plus interest due under the Real Property Note to the Real Property Note Payment Date (the "Real Property Surplus"), the Purchaser may apply the Real Property Surplus to reduce the principal amount of the Note, provided doing so does not cause the Purchaser to violate any covenant in any loan document to which the Purchaser is a party. In the event that the Purchaser chooses to apply any Real Property Surplus to reduce the principal amount of the Note, the Purchaser shall instruct the Agent in writing to endorse a subtraction to the principal amount of the
Note in the amount of the Real Property Surplus, and the Agent shall make such endorsement as promptly as practicable following receipt of such written instruction from the Purchaser which includes the amount of the Real Property Surplus. The parties hereto hereby agree that the Real Property Note shall be cancelled on the Real Property Note Payment Date upon its satisfaction in either manner provided in clause (a) or (b) of the first sentence of this paragraph.

      5.12 MORTGAGE OF THE REAL PROPERTY. The parties hereto hereby agree to execute a mortgage relating to the Real Property prior to the Real Property Note Payment Date that shall be for the benefit of the Agent on behalf of the Selling Stockholders and the Trusts. The parties hereto hereby also agree that the mortgage to be executed shall contain reasonable and customary provisions for transactions of this type and be in a form to be mutually agreed upon among the parties.


                                      38.

      5.13 CERTAIN PROVISIONS RELATING TO THE SOFTWARE AGREEMENTS. The Purchaser hereby agrees that, in the event (a) the Company pursues obtaining a release from, or otherwise settling amounts outstanding under, the Software Agreements or (b) J.D. Edwards initiates any manner of legal proceeding to enforce the provisions of the Software Agreements against the Company (any such pursuit of a release or settlement or initiated legal proceeding being herein referred to as a "Software Proceeding"), the Purchaser shall pay or cause to be paid all attorneys' fees, costs and disbursements incurred by the Company in connection with any Software Proceeding. The Purchaser also hereby agrees that the Purchaser may only settle, adjust or compromise any Software Proceeding in a manner that results in monetary liability of the Company to J.D. Edwards with the consent of the Agent (any such consented-to settlement, adjustment or compromise, a "Software Settlement"); provided, however, that the Agent shall not unreasonably withhold such consent. The parties hereto hereby agree that, to the extent the Company makes any payments to J.D. Edwards (the "J.D. Edwards Payments") pursuant to any Software Settlement or the Software Agreements, the Purchaser shall cause cancelled checks or other customary commercial evidence of such payments (the "Payment Evidence") to be delivered to the Agent. The parties hereto hereby also agree that, with respect to the first $50,000 of any J.D. Edwards Payments made by the Company for which Payment Evidence is delivered to the Agent, the amount of such J.D. Edwards Payments shall be applied to reduce the dollar amount of the Indemnity Basket on a dollar-for-dollar basis. The parties hereto hereby further agree that, with respect to the next $200,000 of any J.D. Edwards Payments made by the Company for which Payment Evidence is delivered to the Agent, the Purchaser shall instruct the Agent in writing to endorse a subtraction to the principal amount of the Note in the amount of one-half of the amount of such J.D. Edwards Payments, and the Agent shall make such endorsement as promptly as practicable following receipt of such written instruction from the Purchaser which includes such amount. The remaining one-half of the amount of such J.D. Edwards Payments shall be borne by the Company and not applied to reduce the Indemnity Basket. The parties hereto hereby also agree that, with respect to any J.D. Edwards Payments for which Payment Evidence is delivered to the Agent that are in addition to the $250,000 in J.D. Edwards Payments referenced in the two immediately preceding sentences, the Purchaser shall instruct the Agent in writing to endorse a subtraction to the principal amount of the Note in the amount of such J.D. Edwards Payments, and the Agent shall make such endorsement as promptly as practicable following receipt of such written instruction from the Purchaser which includes such amount.

SECTION 6. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE The Purchaser's obligations to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Selling Stockholders in this Agreement and in each of the other agreements and instruments delivered to the Purchaser in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any


                                      39.

update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

      6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company, the Selling Stockholders and the Trustees acting on behalf of the Trusts are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      6.3 CONSENTS. All Consents required to be obtained in connection with the transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

      6.4 NO ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Acquired Corporations taken as a whole since the date of this Agreement.

      6.5 ADDITIONAL DOCUMENTS. The Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) a legal opinion from Ferrari, Olsen, Ottoboni & Bebb, LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date, in the form of Exhibit G;

            (b) the Amended Company Lease in the form of Exhibit K, executed by the Company and The B IV Group;

            (c) Employment Agreements in the form of Exhibit B, executed by the Non-Trust Selling Stockholders;

            (d) written resignations of all Existing Directors and Officers, effective as of the Closing;

            (e) satisfactory releases of all guarantees by any of the Acquired Corporations of any indebtedness of any Related Party;

            (f) a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company (prior to their resignations pursuant to clause (d) above) representing and warranting that the conditions applicable to the Company set forth in Sections 6.1 and 6.2 have been duly satisfied (the "Company Compliance Certificate");

            (g) a certificate signed by each Selling Stockholder representing and warranting that the conditions applicable to such Selling Stockholder set forth in Sections 6.1 and 6.2 (including, with respect to the Trust Selling Stockholders, the conditions set forth in Sections 6.1 and 6.2 relating to their respective Trusts and the Trustees who are acting on behalf of such Trusts) have been duly satisfied (the "Selling Stockholder Compliance Certificates");

            (h) Spousal Consents in the form of Exhibit D delivered by each of the Selling Stockholders and duly executed by their respective spouses;


                                      40.

            (i) General Releases in the form of Exhibit C executed and delivered by the Selling Stockholders;

            (j) Non Competition Agreements in the form of Exhibit E, executed and delivered by the Selling Stockholders;

            (k) Substitute Form W-8s in the form of Exhibit F, properly completed, executed and delivered by each of the Non-Trust Selling Stockholders;

            (l) intentionally omitted;

            (m) a Registration Statement Questionnaire in the form of Exhibit I, properly completed, executed and delivered by each of the Selling Stockholders and each Trustee on behalf of its Trust;

            (n) a Notice of Non Real Property Holding Corporation Status in the form of Exhibit L, executed and delivered by the Chief Executive Officer or Chief Financial Officer of the Company (prior to their resignations pursuant to clause (d) above);

            (o) intentionally omitted;

            (p) satisfactory evidence of the payment in full and discharge of all indebtedness and other liabilities of all Related Parties to the Acquired Corporations, which evidence shall include checks payable to the Company from applicable Related Parties that are dated the Closing Date; and

            (q) a Consulting Agreement in the form of Exhibit M, executed by Ali Bushehri.

      6.6 NO LEGAL PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Legal Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement, (iii) seeking to prohibit or limit in any material respect the Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the capital stock of any of the Acquired Corporations (including the Shares) or (iv) which would materially and adversely affect the right of any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

      6.7 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No Person shall have made or threatened any claim asserting that such Person (i) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Acquired Corporations (including the Shares), or (ii) may be entitled to all or any portion of the Aggregate Share Purchase Price.

      6.8 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice


                                      41.

or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (i) any applicable Legal Requirement or order, writ, injunction, judgment or decree, or (ii) any Legal Requirement or order, writ, injunction, judgment or decree that has been proposed by or before any Governmental Body.

SECTION 7. CONDITIONS PRECEDENT TO SELLING STOCKHOLDERS' AND TRUSTS' OBLIGATIONS TO CLOSE.

      The obligation of the Non-Trust Selling Stockholders and the Trustees on behalf of their respective Trusts to sell the Shares and to take the other actions required to be taken by them at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties).

      7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      7.3 PURCHASER'S PERFORMANCE. The Purchaser shall have paid (in the case of the Cash Amount) and delivered (in the case of the Aggregate Purchaser Shares, the Note and the Real Property Note) the Aggregate Share Purchase Price to either the Agent or the Selling Stockholders and the Trustees on behalf of the Trusts as contemplated by Section 1.2.

      7.4 NO INJUNCTION. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Shares by the Non-Trust Selling Stockholders and the Trustees on behalf of their respective Trusts to the Purchaser.

      7.5 RELEASE OF GUARANTEES. The Selling Stockholders either shall have (a) been released from all guarantees made by them that are set forth on Part 2.10(a)(vii) of the Disclosure Schedule or (b) entered into an indemnification agreement with the Company whereby the Company indemnifies the Selling Stockholders for any payments made by them after the Closing pursuant to the guarantees set forth in Part 2.10(a)(vii) of the Disclosure Schedule.

      7.6 ADDITIONAL DOCUMENTS. The Agent shall have received the Amended Company Lease in the form of Exhibit K, executed by the Company and The B IV Group.


                                      42.

SECTION 8. TERMINATION

      8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

            (a) by the Purchaser if the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of the Purchaser to comply with or perform any covenant or obligation of the Purchaser set forth in this Agreement);

            (b) by the Agent if the Agent reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company, any of the Selling Stockholders or either of the Trusts or the Trustees acting on their behalf to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to the Purchaser);

            (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

            (d) by the Agent at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

            (e) by the Purchaser if any of the Company's or any of the Selling Stockholders' representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's or any of the Selling Stockholders' covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Purchaser may not terminate this Agreement under this Section 8.1(e) on account of an inaccuracy in the Company's or the Selling Stockholders' representations and warranties that is curable by the Company or the Selling Stockholders or on account of a breach of a covenant by the Company or the Selling Stockholders that is curable by the Company or the Selling Stockholders unless the Company or the Selling Stockholders fail to cure such inaccuracy or breach within five days after receiving written notice from the Purchaser of such inaccuracy or breach;

            (f) by the Agent if any of the Purchaser's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Purchaser's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Agent may not terminate this Agreement under this Section 8.1(f) on account of an inaccuracy in the Purchaser's representations and warranties that is curable by the Purchaser or on account of a breach of a covenant by the Purchaser that is curable by the Purchaser unless the Purchaser fails to cure such inaccuracy or breach within five days after receiving written notice from the Agent of such inaccuracy or breach;

            (g) by the Purchaser if the Closing has not taken place on or before December 3, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform any covenant or obligation of the Purchaser set forth in this Agreement);


                                      43.

            (h) by the Agent if the Closing has not taken place on or before December 3, 1999 (other than as a result of the failure on the part of the Company, any of the Selling Stockholders or either of the Trusts or the Trustees acting on their behalf to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to the Purchaser); or

            (i) by the mutual consent of the Purchaser and the Agent.

      8.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(e) or Section 8.1(g), the Purchaser shall deliver to the Agent a written notice stating that the Purchaser, subject to Section 8.1(e), is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Agent wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d), Section 8.1(f) or Section 8.1(h), the Agent shall deliver to the Purchaser a written notice stating that the Agent, subject to Section 8.1(f), is terminating this Agreement and setting forth a brief description of the basis on which the Agent is terminating this Agreement.

      8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

            (a) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and

            (b) the parties shall, in all events, remain bound by and continue to be subject to Section 4.6.

      8.4 EXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in
Section 8.1 shall be the exclusive remedy under this Agreement in the event that this Agreement is terminated by any party hereto pursuant to the provisions of this Section 8.

      8.5 AUDIT FEES AND EXPENSES. If this Agreement is terminated by the Agent pursuant to Section 8.1(f), the Purchaser shall pay all accounting fees and expenses payable to KPMG LLP in connection with its audit (the "Audit") of the Interim Balance Sheet and the related consolidated statement of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for the nine months ended September 30, 1999, together with the notes thereto; provided, however, that, if the Purchaser is required to pay any accounting fees or expenses of KPMG LLP pursuant to this Section 8.5, any report and opinion of KPMG LLP relating to the Audit shall be the property of and be held in the possession of the Purchaser, and any other party to this Agreement which has any copies of such report or opinion in its possession shall not make any use of and shall destroy all such copies immediately after termination of this Agreement pursuant to Section 8.1(f).


                                      44.

SECTION 9.  INDEMNIFICATION, ETC.

      9.1 SURVIVAL OF REPRESENTATIONS, ETC.

            (a) The representations and warranties made by the Company and the Selling Stockholders (including, subject to the immediately succeeding proviso, the representations and warranties set forth in Section 2 and the representations set forth in the Company Compliance Certificate and the Selling Stockholder Compliance Certificates) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that the Specified Representations shall expire on the Applicable Specified Representations Expiration Date; and provided further, however, that if, at any time prior to the first anniversary of the Closing Date (with respect to the representations and warranties made by the Company and the Selling Stockholders other than the Specified Representations) or the Applicable Specified Representations Expiration Date (with respect to the Specified Representations), any Indemnitee (acting in good faith) delivers to the Agent a written notice alleging the existence of an inaccuracy in or a breach of any of such representations and warranties (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing or the Applicable Specified Representations Expiration Date, as applicable, until such time as such claim is fully and finally resolved. All representations and warranties made by the Purchaser shall terminate and expire as of the Closing Date, and any liability of the Purchaser with respect to such representations and warranties shall thereupon cease.

            (b) The representations, warranties, covenants and obligations of the Company, the Selling Stockholders, the Trusts and the Trustees acting on their behalf, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

            (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Selling Stockholders in this Agreement.

      9.2 INDEMNIFICATION BY SELLING STOCKHOLDERS.

            (a) The Selling Stockholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                  (i) any inaccuracy in or breach of any representation or warranty of the Company or any of the Selling Stockholders set forth in this Agreement (without giving


                                      45.

effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company or any Selling Stockholder to the Purchaser prior to the Closing) or in the Company Compliance Certificate or any Selling Stockholder Compliance Certificate;

                  (ii) any inaccuracy in or breach of any representation or warranty made by the Company or any of the Selling Stockholders in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company or any Selling Stockholder to the Purchaser prior to the Closing) or in the Company Compliance Certificate or any Selling Stockholder Compliance Certificate, in each case as if such representation or warranty were made on and as of the Closing Date;

                  (iii) any breach of any covenant or obligation of the Company, any of the Selling Stockholders or either of the Trusts or the Trustees acting on their behalf;

                  (iv) any obligation or liability to which any of the Acquired Corporations or any of the Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of any of the Acquired Corporations on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by any of the Acquired Corporations on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of any of the Acquired Corporations on or at any time prior to the Closing Date;

                  (v) any matter identified or referred to in Part 2.12 or Part
2.19 of the Disclosure Schedule; or

                  (vi) any Legal Proceeding relating directly or indirectly to any inaccuracy or breach, alleged inaccuracy or breach, obligation, liability or other matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," or "(v)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

            (b) The Selling Stockholders acknowledge and agree that, if there is any inaccuracy or breach of any representation, warranty or other provision relating to any of the Acquired Corporations or the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Acquired Corporations, or if any of the Acquired Corporations becomes subject to any obligation or liability of the type referred to in clause "(iv)" of Section 9.2(a), then the Purchaser itself shall be deemed, by virtue of its ownership of common stock of the Company, to have incurred Damages as a result of such inaccuracy, breach, obligation or liability. Nothing contained in this Section 9.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have


                                      46.

incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such inaccuracy, breach, obligation or liability or otherwise), or (iii) limiting the rights of the Company or any of the Indemnitees under this Section 9.2.

      9.3 THRESHOLD. The Selling Stockholders shall not be required to make any indemnification payment pursuant to Section 9.2 for any inaccuracy or breach of any of their representations, warranties, covenants or obligations set forth in this Agreement or in the Company Compliance Certificate or any Selling Stockholder Compliance Certificate until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies or breaches of any such representations, warranties, covenants or obligations) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 (the "Indemnity Basket") in the aggregate. The parties hereto hereby agree that the amount of the Indemnity Basket may be reduced from time to time in accordance with the provisions of Section 5.13 of this Agreement. At such time as the total amount of such Damages exceeds $100,000 (or the then current amount of the Indemnity Basket following any reduction to the Indemnity Basket pursuant to Section 5.13 of this Agreement) in the aggregate, the Indemnitees shall be entitled to be indemnified against the portion of such Damages exceeding $100,000 (or such then current amount of the Indemnity Basket).

      9.4 RIGHT OF OFFSET OF INDEMNIFICATION CLAIMS; AGGREGATE LIABILITY OF SELLING STOCKHOLDERS. Subject to Section 9.3, in the event any Indemnitee shall assert any claim prior to the first anniversary of the Closing Date that such Indemnitee has suffered or incurred any Damages for which such Indemnitee is entitled to indemnification under this Section 9, such Indemnitee's sole recourse with respect to the Damages relating to such claim (other than for claims asserted prior to the first anniversary of the Closing Date that are related to fraud, tortious misrepresentation or willful or reckless misconduct) shall be to offset any such Damages against the principal amount of the Note in accordance with the procedures set forth in Section 9.11. Any payment of insurance proceeds received by any Indemnitee prior to the first anniversary of the Closing Date for Damages that were previously offset against the principal amount of the Note shall result in an increase in the principal amount of the Note as provided for in Section 9.11. With respect to any claim asserted by any Indemnitee on or following the first anniversary of the Closing Date for Damages that such Indemnitee has suffered or incurred and is entitled to be indemnified, compensated or reimbursed for under this Section 9 (other than claims asserted on or following the first anniversary of the Closing Date that are related to fraud, tortious misrepresentation or willful or reckless misconduct), the aggregate liability of the Selling Stockholders to such Indemnitee under this
Section 9 shall not exceed the amount by which $3,000,000 exceeds the sum of (i) amounts for Damages for which insurance proceeds were not received by the applicable Indemnitee prior to the first anniversary of the Closing Date and that were previously offset against the principal amount of the Note in accordance with the procedures set forth in Section 9.11 and (ii) amounts for Damages for which insurance proceeds were not paid to the Agent pursuant to
Section 9.8 and that relate to claims asserted by any Indemnitee on or following the first anniversary of the Closing Date that such Indemnitee was previously indemnified, compensated or reimbursed for by any Selling Stockholder under this
Section 9.


                                      47.

      9.5 NO CONTRIBUTION. Each Selling Stockholder waives, and acknowledges and agrees that such Selling Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against any of the Acquired Corporations in connection with any indemnification obligation or any other liability to which such Selling Stockholder may become subject under this Agreement or any agreement referred to in this Agreement or otherwise in connection with any of the transactions contemplated by this Agreement.

      9.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against any of the Acquired Corporations, against any Indemnitee or against any other Person) with respect to which any of the Selling Stockholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, the Purchaser shall have the right, at its election, to designate the Agent to assume the defense of such claim or Legal Proceeding at the sole expense of the Selling Stockholders. If the Purchaser so elects to designate the Agent to assume the defense of any such claim or Legal Proceeding:

            (a) the Agent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

            (b) the Purchaser shall make available to the Agent any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Legal Proceeding;

            (c) the Agent shall keep the Purchaser informed of all material developments and events relating to such claim or Legal Proceeding;

            (d) the Purchaser shall have the right to participate in the defense of such claim or Legal Proceeding;

            (e) the Agent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the Purchaser; and

            (f) the Purchaser may at any time (notwithstanding the prior designation of the Agent to assume the defense of such claim or Legal Proceeding) assume the defense of such claim or Legal Proceeding.

If the Purchaser does not elect to designate the Agent to assume the defense of any such claim or Legal Proceeding (or if, after initially designating the Agent to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Legal Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Legal Proceeding on its own:

                  (i) the Purchaser shall notify the Agent in writing that it is doing so and keep the Agent informed of all material developments and events relating to such claim or Legal Proceeding;


                                      48.

                  (ii) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by the Purchaser) shall be satisfied by offsetting the principal amount of the Note in accordance with the procedures set forth in Section 9.11 or, otherwise, subject to Section 9.4, shall be borne and paid exclusively by the Selling Stockholders;

                  (iii) the Selling Stockholders shall make available to the Purchaser any documents and materials in the possession or control of any of the Selling Stockholders that may be necessary to the defense of such claim or Legal Proceeding;

                  (iv) if such claim or Legal Proceeding is a Minor Claim or Legal Proceeding, the Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding without the consent of the Agent; and

                  (v) if such claim or Legal Proceeding is not a Minor Claim or Legal Proceeding, the Purchaser may only settle, adjust or compromise such claim or Legal Proceeding with the consent of the Agent; provided, however, that the Agent shall not unreasonably withhold such consent.

      9.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

      9.8 INSURANCE PROCEEDS. In the event that any Indemnitee receives any insurance proceeds that compensate it, in whole or in part, for any Damages suffered or incurred by such Indemnitee, the amount of such insurance proceeds, net of Taxes, shall be deducted from the amount that such Indemnitee is otherwise entitled to under this Section 9 with respect to such Damages, or, if such Indemnitee has been previously indemnified, compensated or reimbursed for such Damages under this Section 9, such Indemnitee shall promptly notify the Agent of the amount of such insurance proceeds, net of Taxes (if the insurance proceeds are received by such Indemnitee prior to the first anniversary of the Closing Date), or otherwise pay the Agent, on behalf of the Selling Stockholders, the amount of such insurance proceeds, net of Taxes, up to the amount that such Indemnitee has been previously indemnified, compensated or reimbursed for under this Section 9 with respect to such Damages. The Purchaser agrees that it shall seek recovery for Damages under any applicable insurance policies.

      9.9 EXCLUSIVE REMEDY. The remedies provided by this Section 9 shall constitute the exclusive remedies available to the Indemnitees with respect to inaccuracies in or breaches of representations and warranties of the Company or any of the Selling Stockholders set forth in this Agreement or in the Company Compliance Certificate or any Selling Stockholder Compliance Certificate (whether those inaccuracies or breaches existed on the date made or as of the Closing Date), other than claims for inaccuracies or breaches related to fraud, tortious misrepresentation or willful or reckless misconduct.


                                      49.

      9.10 NOTE TO BE HELD AS SECURITY. The Note shall be held by the Agent as security for the Selling Stockholders' indemnification obligations under this
Section 9 until the date that is one year after the Closing Date (the "Termination Date"). In addition, to the extent that, on the Termination Date,
(i) any Claimed Amount (as defined in Section 9.11(b) below) exists for which
(A) the Agent has not delivered a Response Notice (as defined in Section 9.11(b) below) and (B) with respect to which the Agent's 20-day period to do so pursuant to Section 9.11(b) has not expired or (ii) any Contested Amount (as defined in Section 9.11(e) below) exists (all such Claimed Amounts and Contested Amounts referred to in the immediately preceding clauses (i) and (ii) being hereinafter referred to in aggregate as the "Termination Date Amount"), the Note shall continue to be held by the Agent as security for the Selling Stockholders' indemnification obligations under this Section 9. The Agent shall continue to hold the Note as security pursuant to the immediately preceding sentence until the date (the "Subsequent Termination Date") on which all such Claimed Amounts and/or Contested Amounts referred to therein shall have been resolved in accordance with the provisions of Section 9.11. The Note and the Real Property Note shall be held by the Agent in trust and shall not be subject to (i) any sale, assignment, transfer or other disposition or (ii) any lien, attachment, pledge, hypothecation or other judicial process of any creditor of any party hereto.

      9.11 ADMINISTRATION OF NOTE BY THE AGENT. The Agent shall administer the Note as follows:

            (a) If any Indemnitee has incurred or suffered Damages for which it is or may be entitled to indemnification under this Section 9 and such Indemnitee is cognizant of such Damages prior to the Termination Date, such Indemnitee may, but is not obligated hereunder to, on or prior to the Termination Date, give written notice of such claim (a "Claim Notice") to the Agent. In the event that any Indemnitee gives a Claim Notice to the Agent on or prior to the Termination Date pursuant to the immediately preceding sentence, such Indemnitee's sole recourse for the Damages asserted in such Claim Notice (other than Damages related to fraud, tortious misrepresentation or willful or reckless misconduct) shall be to offset such Damages against the principal amount of the Note pursuant to the provisions of this Section 9.11.

            (b) Each Claim Notice given to the Agent pursuant to Section 9.11(a) above shall state the amount of Claimed Damages (the "Claimed Amount") and the basis for such claim. Within 20 days after delivery of a Claim Notice, the Agent shall provide to the Purchaser a written response (the "Response Notice") in which the Agent shall: (i) agree that the full Claimed Amount may be offset against the principal amount of the Note, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") may be offset against the principal amount of the Note, or (iii) contest the use of any of the Claimed Amount to offset the principal amount of the Note. The Agent may contest the use of any of the Claimed Amount to offset the principal amount of the Note only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnitee is entitled to indemnification under this Section 9. If no Response Notice is delivered by the Agent within such 20-day period, the Agent shall be deemed to have agreed that an amount equal to all of the Claimed Amount may be offset against the principal amount of the Note.

            (c) If the Agent in the Response Notice agrees (or, pursuant to the last sentence of the immediately preceding paragraph, is deemed to have agreed) that the Claimed


                                      50.

Amount may be offset against the principal amount of the Note, the Purchaser shall instruct the Agent in writing to endorse a subtraction on Schedule A to the Note to effect a reduction in its principal amount by the amount of the Claimed Amount, and the Agent shall, as promptly as practicable following the receipt of such written instruction, make such endorsement.

            (d) If the Agent in the Response Notice agrees that part, but not all, of the Claimed Amount may be offset against the principal amount of the Note the Purchaser shall instruct the Agent in writing to endorse a subtraction on Schedule A to the Note to effect a reduction in its principal amount by the amount of the Agreed Amount, and the Agent shall, as promptly as practicable following the receipt of such written instruction, make such endorsement.

            (e) If the Agent in the Response Notice contests the use of all or part of the Claimed Amount to offset the principal amount of the Note (the "Contested Amount"), and the Contested Amount is $250,000 or more (a "Non-Arbitration Contested Amount") the Agent shall only endorse a subtraction on Schedule A to the Note upon (i) delivery of a settlement agreement executed by the Purchaser and the Agent that sets forth instructions to the Agent as to any endorsement to Schedule A of the Note that shall be made with respect to the Non-Arbitration Contested Amount or (ii) delivery of a copy of a court order to the Agent that sets forth instructions as to any endorsement to Schedule A of the Note that shall be made with respect to the Non-Arbitration Contested Amount. The Agent shall thereupon endorse a subtraction on Schedule A of the
Note if required by such settlement agreement or instructions.

If the Contested Amount is less than $250,000 (an "Arbitration Contested Amount"), the matter shall be settled by binding arbitration in California. All claims shall be settled by one arbitrator in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Agent and the Purchaser shall agree on one arbitrator within fifteen days of delivery of the Response Notice contesting the Claimed Amount; provided, however, that failing such agreement within fifteen days of delivery of such Response Notice, the arbitrator shall be appointed in accordance with the AAA Rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator, as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to arbitrated, (ii) depositions of all party witnesses, and (iii) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. Each of (i) the Purchaser and (ii) the Selling Stockholders shall bear one-half of the fees and expenses of the arbitrator. The arbitrator shall decide the matter to be arbitrated pursuant hereto within sixty days after his or her appointment. The arbitrator's decision shall relate solely to whether the Purchaser is entitled to offset the Arbitration Contested Amount (or a portion thereof) against the principal amount of the Note pursuant to the terms of this Agreement. If the arbitrator decides that the Purchaser is entitled to offset at least a majority of the Arbitration Contested Amount against the principal amount of the Note, the Selling Stockholders shall pay the Purchaser's costs and expenses (including counsel fees) relating to such arbitration. If the arbitrator decides that the Purchaser is not entitled to offset at least a majority of the Arbitration Contested Amount against the principal amount of the Note, the Purchaser shall pay the Agent's costs and expenses (including counsel fees) relating to such arbitration. The final decision of the arbitrator shall be furnished to the Agent and the Purchaser in writing, shall set forth instructions, if applicable, as


                                      51.

to any endorsement to Schedule A of the Note that shall be made with respect to the Arbitration Contested Amount, shall constitute a conclusive determination of the issue in question, binding upon the Agent, the Purchaser, the Selling Stockholders and the Trusts, and shall not be contested by any of them. Upon receipt of the written decision of the arbitrator, the Agent shall thereupon endorse a subtraction on Schedule A of the Note if required by such decision. The arbitrator's decision may be used in a court of law only for the purpose of seeking its enforcement.

Once the portion of a Claimed Amount that is a Contested Amount has become the subject of a settlement agreement, court order or arbitrator's written decision pursuant to the preceding two paragraphs and the Agent has endorsed all subtractions on Schedule A of the Note required by such settlement agreement, court order or written decision, such Contested Amount shall no longer be deemed a "Contested Amount" for purposes of this Agreement.

            (f) If the Agent receives written instructions from any Indemnitee pursuant to Section 9.8 (i) stating the amount of any insurance proceeds, net of Taxes, received by such Indemnitee prior to the first anniversary of the Closing Date that relate to Damages which such Indemnitee was previously indemnified, compensated or reimbursed for under this Section 9 and (ii) instructing the Agent to endorse an addition on Schedule A to the Note in the amount of such insurance proceeds, the Agent shall, as promptly as practicable following receipt of such instructions, make such endorsement.

            (g) If the Agent receives written instructions from the Purchaser pursuant to Section 9.6(i) prior to the Termination Date or the Subsequent Termination Date, as applicable, (i) stating the amount of expenses relating to the defense of a claim or Legal Proceeding referenced therein that the Purchaser has elected to proceed with on its own and (ii) instructing the Agent to endorse a subtraction on Schedule A to the Note in the amount of such expenses, the Agent shall, as promptly as practicable following receipt of such instructions, make such endorsement.

            (h) The parties hereto hereby agree that no amounts shall be due under the Note until the Agent shall have endorsed all subtractions and additions on Schedule A to the Note that are required by the preceding provisions of this Section 9.11 (and, with respect to any Termination Date Amount, shall have made all such endorsements and/or received settlement agreements, court orders or arbitrator's written decisions instructing it to not do so for the entire Termination Date Amount).

SECTION 10. MISCELLANEOUS PROVISIONS

      10.1 JOINT AND SEVERAL LIABILITY. Subject to Section 5.7(b) and Section
9.5:

            (a) the Selling Stockholders jointly and severally agree that they shall be jointly and severally liable with the Company for the due and timely compliance with and performance of each of the covenants and obligations of the Company set forth in this Agreement;

            (b) each Selling Stockholder agrees that such Selling Stockholder shall be jointly and severally liable with each of the other Selling Stockholders for the due and timely


                                      52.

compliance with and performance of each of the covenants and obligations of such other Selling Stockholders and the Trusts and the Trustees acting on their behalf set forth in this Agreement; and

            (c) the Company agrees that, prior to the Closing, the Company shall be jointly and severally liable with each Selling Stockholder for the due and timely compliance with and performance of each of the covenants and obligations of such Selling Stockholder set forth in this Agreement.

      10.2 SELLING STOCKHOLDERS' AGENT.

            (a) The Selling Stockholders and the Trustees on behalf of the Trusts hereby irrevocably nominate, constitute and appoint Ali Bushehri as the agent and true and lawful attorney-in-fact of the Selling Stockholders and the Trusts (the "Agent"), with full power of substitution, to act in the name, place and stead of the Selling Stockholders and the Trusts for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with this Agreement or any agreement referred to in this Agreement or any of the transactions contemplated by this Agreement. Ali Bushehri hereby accepts his appointment as Agent.

            (b) The Selling Stockholders and the Trusts hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Stockholders (in the name of any or all of the Selling Stockholders or otherwise) and the Trusts (in the name of either or both of the Trusts or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate (including the General Release referred to in Section 1.3(b)(iii), any Selling Stockholder Compliance Certificate and any amendment to or waiver of rights under this Agreement or any agreement referred to in this Agreement). Notwithstanding anything to the contrary contained in this Agreement or any agreement referred to in this Agreement:

                  (i) the Purchaser shall be entitled to deal exclusively with the Agent on all matters relating to this Agreement or any agreement referred to in this Agreement and the transactions contemplated by this Agreement that involve the Selling Stockholders or the Trusts (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Stockholder or either Trust); and

                  (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Stockholder or either Trust by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Stockholder or either Trust by the Agent, as fully binding upon such Selling Stockholder or Trust, as the case may be.

            (c) The Selling Stockholders and the Trustees on behalf of the Trusts recognize and intend that the power of attorney granted in Section 10.2(a):

                  (i) is coupled with an interest and is irrevocable;


                                      53.

                  (ii) may be delegated by the Agent; and

                  (iii) shall survive the death or incapacity of each of the Selling Stockholders and the termination of each of the Trusts.

            (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by him to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Stockholder or a Trustee on behalf of a Trust or to have been signed and presented by a Selling Stockholder or a Trustee on behalf of a Trust.

            (e) If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Selling Stockholders and the Trustees on behalf of the Trusts shall, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Stockholders and the Trustees on behalf of the Trusts.

            (f) All expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Selling Stockholders.

      10.3 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      10.4 FEES AND EXPENSES.

            (a) Without limiting the generality of anything contained in Section 10.4(b), and subject to Section 1.2, the Selling Stockholders shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Ferrari, Olsen, Ottoboni & Bebb, LLP, all of the Aggregate Accounting Fees to the extent that the Aggregate Accounting Fees do not exceed $40,000, and all investment banking and other fees and expenses payable to Broadview Associates LLC, but not including any Registration Expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Company, any of the Selling Stockholders or either of the Trusts or the Trustees on their behalf in connection with:

                  (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the transactions contemplated by this Agreement;

                  (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Acquired Corporations (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review);

                  (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other agreements referred to in this Agreement and all


                                      54.

certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement;

                  (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and

                  (v) the consummation and performance of the transactions contemplated by this Agreement.

Subject to Section 1.2 and the immediately succeeding sentence, neither the Purchaser nor any of the Acquired Corporations shall bear or pay, and the Selling Stockholders shall not permit the Purchaser or any of the Acquired Corporations to bear or pay, any such fees, costs or expenses. The Purchaser shall pay all the Aggregate Accounting Fees to the extent that the Aggregate Accounting Fees exceed $40,000.

            (b) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Selling Stockholders thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP and all investment banking and other fees and expenses payable to Banc of America Securities LLC, but not including any Selling Expenses) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with:

                  (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the transactions contemplated by this Agreement;

                  (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Acquired Corporations;

                  (iii) the negotiation, preparation and review of this Agreement, the other agreements referred to in this Agreement and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; and

                  (iv) the consummation and performance of the transactions contemplated by this Agreement.

      10.5 ATTORNEYS' FEES. Subject to the second paragraph of Section 9.11(e) of this Agreement, if any legal action or other legal proceeding relating to this Agreement or any agreement referred to in this Agreement or the enforcement of any provision of this Agreement or any agreement referred to in this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      10.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express


                                      55.

delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

            if to the Company:

                  Oz Technologies, Inc.
                  3387 Investment Boulevard
                  Hayward, CA  94545
                  Attention:  President
                  Facsimile:  (725) 828-8050


            if to Nasser Barabi:

                  4067 Happy Valley Rd.
                  Lafayette, CA  94549


            if to Ahmad Barabi or Iraj Barabi:

                  4 Margaret Lane
                  Danville, CA  94526


            if to Ali Bushehri:

                  468 El Rio Rd.
                  Danville, CA  94526


            with a copy to:

                  Ferrari, Olsen, Ottoboni & Bebb, LLP
                  333 West Santa Clara Street, Suite 700
                  San Jose, CA 95113-1787
                  Attention: Peter D. Feinberg, Esq.
                  Facsimile: (408) 280-0151


            if to the Purchaser:

                  Cerprobe Corporation
                  1150 North Fiesta Boulevard
                  Gilbert, AZ 85233
                  Attention: Randal L. Buness
                  Facsimile: (480) 333-1799


                                      56.

            with a copy to:

                  Cooley Godward LLP
                  4365 Executive Drive, Suite 1100
                  San Diego, CA  92121
                  Attention: Lance W. Bridges, Esq.
                  Facsimile: (858) 453-3555


      10.7 PUBLICITY. Without limiting the generality of anything contained in
Section 4.6, on and at all times after the Closing Date:

            (a) no press release or other publicity concerning any of the transactions contemplated by this Agreement shall be issued or otherwise disseminated by or on behalf of any of the Selling Stockholders or either of the Trustees on behalf of their respective Trusts, and the Selling Stockholders and the Trustees shall continue to keep the existence and terms of this Agreement and the other agreements referred to in this Agreement strictly confidential; and

            (b) each Selling Stockholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Stockholder's possession that relates directly or indirectly to the business of any of the Acquired Corporations, the Purchaser or any affiliate of the Purchaser.

      10.8 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      10.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      10.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      10.11 GOVERNING LAW; VENUE.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (the "Agreed-to State") (without giving effect to principles of conflicts of laws).

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;


                                      57.

                  (ii) agrees that each state and federal court located in the County of San Diego, California, shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (c) Each Selling Stockholder agrees that, if any Legal Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Selling Stockholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Legal Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

            (d) Nothing contained in Section 10.11(b) or 10.11(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Company or any of the Selling Stockholders in any other forum or jurisdiction; provided, however, that the Indemnitees may not commence any legal proceeding against the Company or any Selling Stockholder in any State other than the Agreed-to State if the Company or such Selling Stockholder is domiciled, at the time of commencement of the applicable legal proceeding, in the Agreed-to State, unless the Indemnitees are seeking to enforce an existing judgment.

            (e) The Selling Stockholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

            (f) The Purchaser and the Selling Stockholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

      10.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Selling Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); the Trusts and the Trustees on their behalf and each of their respective successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Selling Stockholders; the Trusts and the Trustees on their behalf; the Purchaser; the other Indemnitees (subject to Section 9.7); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.


                                      58.

      10.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.

            (a) The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each Selling Stockholder and each Trustee on behalf of its respective Trust agrees that:

                  (i) in the event of any breach or threatened breach by such Selling Stockholder or such Trustee acting on behalf of its Trust of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach; and

                  (ii) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

            (b) The Purchaser agrees that:

                  (i) in the event of any breach or threatened breach by the Purchaser prior to the Closing of any covenant, obligation or other provision set forth in this Agreement, the Selling Stockholders and the Trustees acting on behalf of their respective Trusts shall be entitled (in addition to any other remedy that may be available to them) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach; and

                  (ii) none of the Selling Stockholders or either of the Trustees acting on behalf of their respective Trusts shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

      10.14 WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.


                                      59.

      10.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, the Company, the Agent and the Trustees on behalf of the Trusts.

      10.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      10.17 PARTIES IN INTEREST. Except for the provisions of Section 5.7(b) and
Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

      10.18 ENTIRE AGREEMENT. This Agreement and the other agreements referred to in this Agreement set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

      10.19 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      60.

      The parties hereto have caused this Agreement to be executed and delivered as of December 3, 1999.

                                    CERPROBE CORPORATION,
                                    a Delaware corporation.


                                    By:_______________________________________
                                    Title: ___________________________________


                                    OZ TECHNOLOGIES, INC.,
                                    a California corporation.


                                    By:_______________________________________
                                    Title: ___________________________________


                                    By:_______________________________________
                                                   Nasser Barabi


                                    By:_______________________________________
                                                    Iraj Barabi


                                    By:_______________________________________
                                                   Ali Bushehri


                                    By:_______________________________________
                                                   Ahmad Barabi


                                    By:_______________________________________
                                        Ali Bushehri, as Trustee for the
                                        Bushehri Trust


                                    By:_______________________________________
                                        Ahmad Barabi, as Trustee for the
                                        Barabi Trust


                                      61.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


      For purposes of the Agreement (including this Exhibit A):

      AAA RULES. "AAA Rules" shall have the meaning specified in Section 9.11(e) of the Agreement.

      ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract:

            (a) to which any of the Acquired Corporations is a party;

            (b) by which any of the Acquired Corporations or any of the assets of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or

            (c) under which any of the Acquired Corporations has or may acquire any right or interest.

      ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by the Acquired Corporations.

      ACQUIRED CORPORATION RETURNS. "Acquired Corporation Returns" shall have the meaning specified in Section 2.14(a) of the Agreement.

      ACQUIRED CORPORATION SOURCE CODE. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

      ACQUIRED CORPORATIONS. "Acquired Corporations" shall have the meaning specified in Section 2.1(a) of the Agreement.

      ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

            (a) the sale or other disposition of all or any portion of the business or assets of any of the Acquired Corporations (other than in the ordinary course of business);

            (b) the issuance, sale or other disposition of (i) any capital stock of any of the Acquired Corporations, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of any of the Acquired Corporations, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of any of the Acquired Corporations; or


                                      A-1.

            (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving of any of the Acquired Corporations.

      AGENT. "Agent" shall have the meaning specified in Section 10.2 of the Agreement.

      AGGREGATE ACCOUNTING FEES. "Aggregate Accounting Fees" shall have the meaning specified in Section 2.11(c) of the Agreement.

      AGGREGATE PURCHASER SHARES. "Aggregate Purchaser Shares" shall have the meaning specified in Section 1.2(b) of the Agreement.

      AGGREGATE PURCHASER SHARES VALUE. The "Aggregate Purchaser Shares Value" shall be equal to $11,370,000.

      AGGREGATE SHARE PURCHASE PRICE. "Aggregate Share Purchase Price" shall have the meaning specified in Section 1.2 of the Agreement.

      AGREED AMOUNT.  "Agreed Amount" shall have the meaning specified in
Section 9.11(b) of the Agreement.

      AGREED-TO STATE.  "Agreed-to State" shall have the meaning specified in
Section 10.11(a) of the Agreement.

      AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

      APPLICABLE SHARE OWNERSHIP PERCENTAGE. "Applicable Share Ownership Percentage" shall have the meaning specified in Section 1.2 of the Agreement.

      APPLICABLE SPECIFIED REPRESENTATIONS EXPIRATION DATE. "Applicable Specified Representations Expiration Date" shall mean (i) with respect to the Environmental Representations, the Environmental Representations Expiration Date, (ii) with respect to the Proprietary Asset Representations, the Proprietary Asset Representations Expiration Date and (iii) with respect to the Tax Representations, the Tax Representations Expiration Date.

      APPRAISED VALUE.  "Appraised Value" shall have the meaning specified in
Section 5.11 of the Agreement.

      ARBITRATION CONTESTED AMOUNT. "Arbitration Contested Amount" shall have the meaning specified in Section 9.11(e) of the Agreement.

      ASSUMPTIONS.  "Assumptions" shall have the meaning specified in Section
2.24 of the Agreement.

      AUDIT. "Audit" shall have the meaning specified in Section 8.5 of the Agreement.


                                      A-2.

      AVERAGE INITIAL SELLING PERIOD SHARE PROCEEDS. "Average Initial Selling Period Share Proceeds" shall mean the dollar amount equal to the quotient obtained by dividing the Initial Selling Period Share Proceeds by the Initial Selling Period Shares.

      AVERAGE INITIAL SELLING PERIOD SHARE SHORTFALL. "Average Initial Selling Period Share Shortfall" shall mean the dollar amount equal to the difference (if any such difference exists and is greater than 0) between the Average Purchaser Common Stock Closing Price and the Average Initial Selling Period Share Proceeds.

      AVERAGE PURCHASER COMMON STOCK CLOSING PRICE. "Average Purchaser Common Stock Closing Price" shall mean the average closing sales price of one share of Purchaser Common Stock as quoted on The Nasdaq National Market for the period of twenty-five trading days that ends on the third day preceding the date of this Agreement (including, for any particular date during such twenty-five day trading period when a closing sales price for the Purchaser Common Stock is unavailable, the mean between the highest bid and lowest asked prices as quoted on The Nasdaq National Market as a substitute for such closing sales price).

      BARABI TRUST. "Barabi Trust" shall have the meaning specified in the introductory paragraph of the Agreement.

      BARABI TRUSTEE. "Barabi Trustee" shall have the meaning specified in the introductory paragraph of the Agreement.

      BUSHEHRI TRUST. "Bushehri Trust" shall have the meaning specified in the introductory paragraph of the Agreement.

      BUSHEHRI TRUSTEE. "Bushehri Trustee" shall have the meaning specified in the introductory paragraph of the Agreement.

      CALCULATED PURCHASER SHARES. "Calculated Purchaser Shares" shall mean the number of shares of Purchaser Common Stock equal to the quotient obtained by dividing $4,200,000 by the Average Purchaser Common Stock Closing Price, rounded down to the nearest whole share.

      CASH AMOUNT. "Cash Amount" shall have the meaning specified in Section 1.2(a) of the Agreement.

      CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

      CLAIM NOTICE.  "Claim Notice" shall have the meaning specified in
Section 9.11(a) of the Agreement.

      CLAIMED AMOUNT.  "Claimed Amount" shall have the meaning specified in
Section 9.11(b) of the Agreement.

      CLOSING. "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.


                                      A-3.

      CLOSING DATE. "Closing Date" shall have the meaning specified in Section 1.3(a) of the Agreement.

      COBRA. "COBRA" shall have the meaning specified in Section 2.15(h) of the Agreement.

      CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      COMPANY. "Company" shall mean Oz Technologies, Inc., a California corporation.

      COMPANY COMMON STOCK. "Company Common Stock" shall have the meaning specified in Recital "A" to the Agreement.

      COMPANY COMPLIANCE CERTIFICATE. "Company Compliance Certificate" shall have the meaning specified in Section 6.5(f) of the Agreement.

      COMPANY FINANCIAL PROJECTIONS. "Company Financial Projections" shall have the meaning specified in Section 2.24 of the Agreement.

      COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall have the meaning specified in Section 2.4(a) of the Agreement.

      CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

      CONTESTED AMOUNT. "Contested Amount" shall have the meaning specified in Section 9.11(e) of the Agreement.

      CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

      DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

      DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Company and the Selling Stockholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

      EMPLOYEE. "Employee" shall have the meaning specified in Section 2.15(a) of the Agreement.

      EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.


                                      A-4.

      ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, writ, injunction, judgment, decree, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      ENVIRONMENTAL LAW. "Environmental Law" shall have the meaning specified in
Section 2.16 of the Agreement.

      ENVIRONMENTAL REPRESENTATIONS. "Environmental Representations" shall mean the representations and warranties made by the Company and the Selling Stockholders in Section 2.16 of the Agreement.

      ENVIRONMENTAL REPRESENTATIONS EXPIRATION DATE. "Environmental Representations Expiration Date" shall mean the third anniversary of the Closing Date.

      ERISA. "ERISA" shall have the meaning specified in Section 2.15(b) of the Agreement.

      EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      EXISTING DIRECTORS AND OFFICERS. "Existing Directors and Officers" shall mean the directors that compose the boards of directors of the Acquired Corporations, and the officers of the Acquired Corporations, in each case immediately prior to the Closing.

      401(k) PLAN. "401(k) Plan" shall have the meaning specified in Section
5.4 of the Agreement.

      GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

      GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

      GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under


                                      A-5.

which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

      GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

            (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

            (b) right under any Contract with any Governmental Body.

      GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

            (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

      HAZARDOUS MATERIAL. "Hazardous Material" shall include:

            (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

            (b) any waste, gas or other substance or material that is explosive or radioactive;

            (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);


                                      A-6.

            (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

            (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

      INDEMNITEES. "Indemnitees" shall mean the following Persons:

            (a) the Purchaser;

            (b) the Purchaser's current and future affiliates (including the Acquired Corporations and all persons who control the Purchaser within the meaning of the Securities Act);

            (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

            (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) none of the Acquired Corporations shall be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Stockholders shall not be deemed to be "Indemnitees."

      INDEMNITY BASKET. "Indemnity Basket" shall have the meaning specified in Section 9.3 of the Agreement.

      INITIAL NOTE AMOUNT. The "Initial Note Amount" shall be equal to $3,200,000 plus the dollar amount equal to the difference (positive or negative) between $11,000,000 and the Aggregate Purchaser Shares Value.

      INITIAL SELLING PERIOD. "Initial Selling Period" shall mean the period beginning on the date that the Registration Statement becomes effective and ending on the date that is 179 days thereafter.

      INITIAL SELLING PERIOD SELLING EXPENSES. "Initial Selling Period Selling Expenses" shall mean all reasonable and customary selling commissions, underwriting fees and stock transfer taxes paid to third parties with respect to the sales of the Initial Selling Period Shares during the Initial Selling Period.

      INITIAL SELLING PERIOD SHARE PROCEEDS. "Initial Selling Period Share Proceeds" shall mean the aggregate proceeds (net of all Initial Selling Period Selling Expenses) received by any Selling Stockholder or either Trust from sales of the Initial Selling Period Shares during the Initial Selling Period.


                                      A-7.

      INITIAL SELLING PERIOD SHARES. "Initial Selling Period Shares" shall have the meaning specified in Section 5.6(b) of the Agreement.

      INTERIM BALANCE SHEET. "Interim Balance Sheet" shall have the meaning specified in Section 2.11(c) of the Agreement.

      J. D. EDWARDS PAYMENTS. "J. D. Edwards Payments" shall have the meaning specified in Section 5.13 of the Agreement.

      LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

      LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      MATERIAL ADVERSE EFFECT.

            (a) An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of the Company and the Selling Stockholders set forth in the Agreement, the Company Compliance Certificate or any Selling Stockholder Compliance Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or could have a material adverse effect on the business, condition, prospects, assets, liabilities, operations, financial performance or capitalization of the Acquired Corporations taken as a whole;

            (b) An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Purchaser if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of the Purchaser set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or could have a material adverse effect on the business, condition, prospects, assets, liabilities, operations, financial performance or capitalization of the Purchaser.


                                      A-8.

      MATERIAL CONTRACTS. "Material Contracts" shall have the meaning specified in Section 2.10(a) of the Agreement.

      MINOR CLAIM OR LEGAL PROCEEDING. A "Minor Claim or Legal Proceeding" is a claim or Legal Proceeding that the Purchaser settles, adjusts or compromises and that, together with all settlements, adjustments or compromises entered into by the Purchaser without the consent of the Agent, results in aggregate liability to the Selling Stockholders under Section 9 of the Agreement of $100,000 or less.

      NON-ARBITRATION CONTESTED AMOUNT. "Non-Arbitration Contested Amount" shall have the meaning specified in Section 9.11(e) of the Agreement.

      NON-TRUST SELLING STOCKHOLDERS. "Non-Trust Selling Stockholders" shall have the meaning specified in the introductory paragraph of the Agreement.

      NOTE. "Note" shall have the meaning specified in Section 1.2(c) of the Agreement.

      PAYMENT EVIDENCE. "Payment Evidence" shall have the meaning specified in Section 5.13 of the Agreement.

      PENSION PLAN.  "Pension Plan" shall have the meaning specified in
Section 2.15(b) of the Agreement.

      PERSON. "Person" shall mean any individual, Entity or Governmental Body.

      PLANS. "Plans" shall have the meaning specified in Section 2.15(a) of the Agreement.

      PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning specified in Section 4.1 of the Agreement.

      PROCESSES. "Processes" shall have the meaning specified in Section 2.9(f) of the Agreement.

      PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (ii) right to use or exploit any of the foregoing.

      PROPRIETARY ASSET REPRESENTATIONS. "Proprietary Asset Representations" shall mean the representations and warranties made by the Company and the Selling Stockholders in Section 2.9 of the Agreement.

      PROPRIETARY ASSET REPRESENTATIONS EXPIRATION DATE. "Proprietary Asset Representations Expiration Date" shall mean the fifth anniversary of the Closing Date.


                                      A-9.

      PURCHASE COMMITMENTS. "Purchase Commitments" shall have the meaning specified in Section 2.22 of the Agreement.

      PURCHASER. "Purchaser" shall mean Cerprobe Corporation, a Delaware corporation.

      PURCHASER COMMON STOCK. "Purchaser Common Stock" shall have the meaning specified in Section 1.2(b) of the Agreement.

      PURCHASER SEC DOCUMENTS. "Purchaser SEC Documents" shall have the meaning specified in Section 3.6(a) of the Agreement.

      REAL PROPERTY. "Real Property" shall mean the Purchaser's real property located at 10365 Sanden Drive, Dallas, Texas 75238.

      REAL PROPERTY NOTE. "Real Property Note" shall have the meaning specified in Section 1.2(d) of the Agreement.

      REAL PROPERTY NOTE PAYMENT DATE. "Real Property Note Payment Date" shall have the meaning specified in Section 5.11 of the Agreement.

      REAL PROPERTY SHORTFALL. "Real Property Shortfall" shall have the meaning specified in Section 5.11 of the Agreement.

      REAL PROPERTY SURPLUS. "Real Property Surplus" shall have the meaning specified in Section 5.11 of the Agreement.

      REAL PROPERTY VALUE.  The "Real Property Value" shall be equal to
$2,800,000.

      REGISTRATION EXPENSES. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Purchaser in complying with the registration provisions of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Purchaser, blue sky fees and expenses and the expense of any special audits incidents to or required by any such registration.

      REGISTRATION STATEMENT. "Registration Statement" shall have the meaning specified in Section 5.6(a) of the Agreement.

      RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

            (a) each of the Selling Stockholders;

            (b) each individual who is, or who has at any time been, an officer or director of any of the Acquired Corporations;

            (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and


                                     A-10.

            (c) any Entity (other than the Acquired Corporations) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

      REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Stockholders and all other Related Parties shall be deemed to be "Representatives" of the Company.

      RESPONSE NOTICE. "Response Notice" shall have the meaning specified in
Section 9.11(b) of the Agreement.

      RULE 144.  "Rule 144" shall mean Rule 144 under the Securities Act.

      SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning specified in Section 1.3(a) of the Agreement.

      SEC. "SEC" shall mean the Securities and Exchange Commission.

      SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

      SELLING EXPENSES. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Aggregate Purchaser Shares and all fees and disbursements of counsel for any Selling Stockholder or either Trustee on behalf of its Trust.

      SELLING STOCKHOLDER COMPLIANCE CERTIFICATE. "Selling Stockholder Compliance Certificate" shall have the meaning specified in Section 6.5(g) of the Agreement.

      SELLING STOCKHOLDER and SELLING STOCKHOLDERS. "Selling Stockholder" and "Selling Stockholders" shall have the meanings specified in the introductory paragraph of the Agreement.

      SHARES. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

      SOFTWARE AGREEMENTS. "Software Agreements" shall mean (a) the Software License Agreement dated July 31, 1999 between the Company and J.D. Edwards and (b) the Maintenance Agreement dated July 31, 1999 between the Company and J.D. Edwards.

      SOFTWARE PROCEEDING. "Software Proceeding" shall have the meaning specified in Section 5.13 of the Agreement.

      SOFTWARE SETTLEMENT. "Software Settlement" shall have the meaning specified in Section 5.13 of the Agreement.

      SPECIFIED REPRESENTATIONS. "Specified Representations" shall mean the Environmental Representations, the Proprietary Asset Representations and the Tax Representations.

      SPOUSAL CONSENTS. "Spousal Consents" shall have the meaning specified in Section 1.3(b)(vi) of the Agreement.


                                     A-11.

      STOCKHOLDERS AGREEMENT. "Stockholders Agreement" shall mean the Stockholders Agreement dated December 1, 1991 among the Company, the Selling Stockholders and Nassrin Barabi-Bushehri.

      SUBSEQUENT PERIOD. "Subsequent Period" shall have the meaning specified in
Section 5.6(b) of the Agreement.

      SUBSEQUENT TERMINATION DATE. "Subsequent Termination Date" shall have the meaning specified in Section 9.10 of the Agreement.

      SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

      TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (i) imposed, assessed or collected by or under the authority of any Governmental Body, or (ii) payable pursuant to any tax-sharing agreement or similar Contract.

      TAX REPRESENTATIONS. "Tax Representations" shall mean the representation and warranties made by the Company and the Selling Stockholders in Section 2.14 of the Agreement.

      TAX REPRESENTATIONS EXPIRATION DATE. Tax Representations Expiration Date shall mean the date on which the statute of limitations for examination or audit of all of the Acquired Corporation Returns by all Governmental Bodies has expired.

      TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      TERMINATION DATE. "Termination Date" shall have the meaning specified in
Section 9.10 of the Agreement.

      TERMINATION DATE AMOUNT. "Termination Date Amount" shall have the meaning specified in Section 9.10 of the Agreement.


                                     A-12.

      TOTAL INITIAL SELLING PERIOD SHARE SHORTFALL. "Total Initial Selling Period Share Shortfall" shall mean the dollar amount equal to the product obtained by multiplying the Initial Selling Period Shares by the Average Initial Selling Period Share Shortfall; provided, however, that if the Initial Selling Period Share Proceeds are greater than or equal to $4,000,000, no Total Initial Selling Period Share Shortfall shall be deemed to exist at the end of the Initial Selling Period.

      TRUSTEE and TRUSTEES. "Trustee" and "Trustees" shall have the meanings specified in the introductory paragraph of the Agreement.

      TRUST and TRUSTS. "Trust" and "Trusts" shall have the meanings specified in the introductory paragraph of the Agreement.

      TRUST SELLING STOCKHOLDERS. "Trust Selling Stockholders" shall have the meaning specified in the introductory paragraph of the Agreement.

      WELFARE PLANS.  "Welfare Plans" shall have the meaning specified in
Section 2.15(c) of the Agreement.

      YEAR 2000 COMPLIANT. "Year 2000 Compliant" shall have the meaning specified in Section 2.9(f) of the Agreement.


                                      A-13.